Filed Pursuant to Rule 424(b)(5)
File Number 333-147172
File Number 333-147172-02

Prospectus Supplement	(To Prospectus dated November 6, 2007)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Capital Securities of Susquehanna Capital I
Susquehanna Bancshares, Inc. guarantees of Capital Securities of Susquehanna Capital I	$126,500,000	$3,883.55
Susquehanna Bancshares, Inc. junior subordinated debentures
(1)	Excludes accrued interest, if any.
(2)	A filing fee of $3,883.55, calculated in accordance with Rule 457(r), has been transmitted to the U.S. Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement.

Susquehanna Capital I

4,400,000 Capital Securities

9.375% Capital Securities, Series I

(Liquidation amount $25 per capital security)

Fully and unconditionally guaranteed, on a subordinated basis, to the extent described below, by

Susquehanna Bancshares, Inc.

Distributions are payable quarterly, beginning March 12, 2008

Susquehanna Capital I, a Delaware statutory trust, will issue the capital securities. Each capital security represents an undivided beneficial interest in the assets of the issuer. The only assets of the issuer will be Capital Efficient Notes issued by Susquehanna Bancshares, Inc., which we refer to as the “CENts.” The issuer will pay distributions on the capital securities only from the proceeds, if any, of interest payments on the CENts.

The CENts will bear interest on their principal amount from and including the date they are issued to but excluding December 12, 2037 at the annual rate of 9.375%, payable quarterly in arrears on March 12, June 12, September 12 and December 12 of each year, beginning March 12, 2008. The CENts will bear interest from and including December 12, 2037 to but excluding the final repayment date (as defined below) at an annual rate of interest equal to three-month LIBOR plus 5.455%, payable quarterly in arrears on March 12, June 12, September 12 and December 12 of each year. We have the right, on one or more occasions, to defer payment of interest on the CENts for one or more consecutive interest periods that do not exceed 5 years without being subject to our obligations under the alternative payment mechanism described in this prospectus supplement and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default and acceleration under the terms of the CENts. If we exercise this right, the issuer will also defer paying a corresponding amount of distributions on the capital securities during that period of deferral. In the event of our bankruptcy, holders will have a limited claim for deferred interest.

The principal amount of the CENts will become due on December 12, 2057, the “scheduled maturity date,” only to the extent of the applicable percentage of the net cash proceeds that we have received from the sale of certain qualifying capital securities during a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. We will use our commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the CENts in full on the scheduled maturity date. If any amount is not paid on the scheduled maturity date, it will remain outstanding and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the CENts in full. On December 12, 2067, we must pay any remaining principal and interest on the CENts in full, whether or not we have sold qualifying capital securities, except we may elect to extend this final repayment date up to two times in 10-year increments on either or both of December 12, 2017 and December 12, 2027 and, as a result, the final repayment date of December 12, 2067 may be extended to December 12, 2077 or December 12, 2087, provided that all extension criteria described in this prospectus supplement are satisfied.

At our option, the capital securities may be redeemed at 100% of their liquidation amount, plus accrued and unpaid distributions, on or after December 12, 2012. In addition, the capital securities may be redeemed at our option at any time prior to December 12, 2012 at 100% of their liquidation amount upon the occurrence of a capital treatment event or a tax event, or at the redemption price set forth herein upon the occurrence of a rating agency event, in each case plus accrued and unpaid distributions. The CENts will be subordinated to all of our existing and future senior, subordinated and junior subordinated debt, except for any debt that by its terms is not superior in right of payment, and will be effectively subordinated to all liabilities of our subsidiaries. As a result, the capital securities also will be effectively subordinated to the same debt and liabilities. We will guarantee the capital securities on a subordinated basis to the extent described in this prospectus supplement.

See “ Risk Factors” beginning on page S-9 and the risk factors contained in our annual report on Form 10-K incorporated by reference herein for a discussion of certain risks that you should consider in connection with an investment in the capital securities.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the attached prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Commissions	Proceeds to Issuer
Per Capital Security	$25.00	$0.7875(2)	$25.00
Total(3)	$110,000,000(1)	$3,465,000(2)	$110,000,000

(1)	Your purchase price will also include distributions accrued on the capital securities since December 12, 2007, if any.
(2)	Susquehanna Bancshares, Inc. will pay the underwriting commissions.
(3)	The underwriters may also purchase up to an additional 660,000 capital securities at the public offering price within 30 days of the date of this prospectus supplement in order to cover over-allotments, if any.

We have applied to list the capital securities on the New York Stock Exchange. Trading of the capital securities on the New York Stock Exchange is expected to begin within 30 days after the capital securities are first issued.

We expect to deliver the capital securities to investors through the book-entry facilities of The Depository Trust Company and its direct participants on or about December 12, 2007.

Joint Bookrunning Managers		Joint Lead Arranger
Wachovia Securities	Morgan Stanley	JPMorgan
Sole Structuring Advisor
Co-Managers
Bear, Stearns & Co. Inc.	Ferris, Baker Watts Incorporated	Janney Montgomery Scott LLC

Keefe, Bruyette & Woods	Oppenheimer & Co.	RBC Capital Markets	Sandler O’Neill + Partners, L.P.

December 5, 2007

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. Neither we nor the issuer have authorized anyone to provide you with any other information. If you receive any information not authorized by us or the issuer, you should not rely on it.

We are offering the capital securities for sale only in places where sales are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the attached prospectus is accurate as of any date other than its respective date.

i

SUMMARY

In this summary, we have highlighted certain information in this prospectus supplement and the attached prospectus. This summary may not contain all of the information that is important to you. To understand the terms of the capital securities and the related guarantees and CENts, as well as the considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the attached prospectus. You should also read the documents we have referred you to in “Where You Can Find More Information” on page 2 of the attached prospectus.

About this Prospectus Supplement

This prospectus supplement summarizes the specific terms of the securities being offered and supplements the general descriptions set forth in the attached prospectus. This prospectus supplement may also update or supersede information in the attached prospectus. In the case of inconsistencies, this prospectus supplement will apply. Terms used but not defined in this prospectus supplement have the meanings indicated in the attached prospectus.

The Issuer and Susquehanna

Susquehanna Capital I, which we refer to as the “issuer,” is a Delaware statutory trust. It was created for the purpose of issuing the 9.375% Capital Securities, Series I, which we refer to as the “capital securities,” and engaging in the other transactions described in this prospectus supplement and the attached prospectus. The issuer trustees referred to on page 7 of the attached prospectus will conduct the business affairs of the issuer.

Susquehanna Bancshares, Inc., which we refer to as “Susquehanna,” “we” or “us,” is a financial holding company. We provide a wide range of retail and commercial banking and financial services through our subsidiaries in the mid-Atlantic region of the United States. In addition to three commercial banks, we operate a trust and investment company, an asset management company (which provides investment advisory, asset management, brokerage and retirement planning services), a property and casualty insurance brokerage company, a commercial leasing company and a vehicle-leasing company. As of September 30, 2007, we had total assets of $8.7 billion, consolidated net loans and leases of $5.8 billion, deposits of $6.0 billion and shareholders’ equity of $942.2 million.

On May 1, 2007, we announced the signing of a definitive merger agreement pursuant to which we acquired Community Banks, Inc. (“Community Banks”) in a stock and cash transaction valued at approximately $860 million. Prior to the merger, Community Banks was the eighth largest financial services holding company headquartered in Pennsylvania. As of September 30, 2007, Community Banks, together with its wholly-owned banking subsidiary CommunityBanks and its other operating subsidiaries, had total assets of nearly $3.8 billion, loans net of allowance for loan losses of $2.6 billion, deposits of $2.6 billion and shareholders’ equity of $526.5 million. Shareholders of both Susquehanna and Community Banks approved the transaction on October 2, 2007 and the transaction was completed on November 16, 2007. Under the terms of the merger agreement, shareholders of Community Banks are entitled to elect to receive, for each share of Community Banks common stock that they owned, either $34.00 in cash or 1.48 shares of Susquehanna common stock, subject to certain allocation procedures that ensure that we will not pay more than an aggregate amount of $84.1 million in cash.

Our principal executive office is located at 26 North Cedar Street, Lititz, Pennsylvania 17543. Our telephone number is (717) 626-4721.

Use of Proceeds

All proceeds from the sale of the capital securities and common securities will be used by the issuer to purchase our CENts. We expect to use the net proceeds from the sale of the CENts to replenish cash reserves used to pay the cash portion of consideration for the acquisition of Community Banks and for general corporate purposes.

The Capital Securities

Each capital security represents an undivided beneficial ownership interest in the assets of the issuer.

The issuer will sell the capital securities to the public and its common securities to us. The issuer will use the proceeds from those sales to purchase $110,010,000 aggregate principal amount of our 9.375% Capital Efficient Notes, Series I, which are a series of the junior subordinated debentures referred to in the attached prospectus and which we refer to in this prospectus supplement as the “CENts.” We will pay interest on the CENts at the same rate and on the same dates as the issuer makes payments on the capital securities. The issuer will use the payments it receives on the CENts to make the corresponding payments on the capital securities.

Distributions

If you purchase capital securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $25 per capital security (the “liquidation amount”) on the same payment dates and in the same amounts as we pay interest on a principal amount of CENts equal to the liquidation amount of such capital security. Distributions will accumulate from and including December 12, 2007. The issuer will make distribution payments on the capital securities quarterly in arrears on March 12, June 12, September 12 and December 12 of each year, beginning March 12, 2008, unless those payments are deferred as described below.

Deferral of Distributions

We have the right, on one or more occasions, to defer payment of interest on the CENts for one or more consecutive interest periods that do not exceed five years without being subject to our obligations described under “Summary of Terms of CENts—Alternative Payment Mechanism” and for one or more consecutive interest periods that do not exceed a total of 10 years without giving rise to an event of default and acceleration under the terms of the CENts or the capital securities. However, no interest deferral may extend beyond the repayment in full or earlier redemption of the CENts. If we exercise our right to defer interest payments on the CENts, the issuer will also defer paying a corresponding amount of distributions on the capital securities during that period of deferral.

Although neither we nor the issuer will be required to make any interest or distribution payments during a deferral period other than pursuant to the alternative payment mechanism, interest on the CENts will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the then applicable interest rate on the CENts, compounded on each distribution date.

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period and (ii) a payment of current interest on the CENts, we will be required to pay deferred interest pursuant to the alternative payment mechanism described under “Summary of Terms of CENts—Alternative Payment Mechanism.” At any time during a deferral period, we may not pay deferred interest except pursuant to the alternative payment mechanism, subject to limited exceptions. However, we may pay current interest on any interest payment date out of any source of funds free of the limitations of the alternative payment mechanism, even if that interest payment date is during a deferral period.

If we defer payments of interest on the CENts, the CENts will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your capital securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Redemption of Capital Securities

Subject to the provisions described in “Description of the Capital Securities—Subordination of Common Securities” in the attached prospectus, the issuer will use the proceeds of any repayment or redemption of the CENts to redeem, on a proportionate basis, an equal amount of capital securities and common securities.

For a description of our rights to redeem the CENts, see “Summary of Terms of CENts—Redemption” below.

Under the current rules of the Board of Governors of the Federal Reserve System (referred to collectively with any successor federal bank regulatory agency having primary jurisdiction over us as the “Federal Reserve”), Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the CENts since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the CENts, subject to the limitations described under “Summary of Terms of CENts—Repayment of Principal,” on the scheduled maturity date.

Liquidation of the Issuer and Distribution of CENts to Holders

We may dissolve the issuer at any time, subject to our receipt of any required prior approval by the Federal Reserve.

If we dissolve the issuer, after the issuer satisfies all of its liabilities as required by law, the issuer trustee will:

•	distribute the CENts to the holders of the capital securities and common securities; or

•

if the property trustee determines that a distribution of the CENts is not practical, pay the liquidation amount of the capital securities, plus any accumulated and unpaid distributions to the payment date, in cash.

Further Issues

The issuer has the right to issue additional capital securities in the future, including capital securities of this series. Any such additional capital securities will have the same terms as the capital securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the capital securities being offered hereby. If issued, any such additional capital securities will become part of the same series as the capital securities being offered hereby.

Book-Entry

The capital securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your capital securities and capital securities will not be registered in your name, except under certain limited circumstances described in the attached prospectus under the caption “Global Capital Securities; Book-Entry Issuance.”

Listing

We have applied to list the capital securities on the New York Stock Exchange. Trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days after the capital securities are first issued.

The CENts

Repayment of Principal

We must repay the principal amount of the CENts, together with accrued and unpaid interest, on December 12, 2057 or if that date is not a business day, the next business day (the “scheduled maturity date”), subject to the limitations described below.

Our obligation to repay the CENts on the scheduled maturity date is limited. We are required to repay the CENts on the scheduled maturity date only to the extent of the “applicable percentage” of the net cash proceeds we have raised from the issuance of “qualifying capital securities,” as described under “Replacement Capital Covenant” below during a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. If we have not raised sufficient net cash proceeds to permit repayment of the CENts on the scheduled maturity date in full and have not otherwise optionally redeemed the CENts, the unpaid portion will remain outstanding. We will be required to repay the unpaid portion of the CENts on each subsequent interest payment date to the extent of the applicable percentage of the net cash proceeds we receive from any subsequent issuance of qualifying capital securities or upon the earliest to occur of the redemption of the CENts, an event of default that results in the acceleration of the CENts or the final repayment date for the CENts.

We agree to use our commercially reasonable efforts, subject to a “market disruption event” as described under “Summary of Terms of CENts—Market Disruption Event” to raise sufficient net cash proceeds from the issuance of qualifying capital securities during the 180-day period described above to permit repayment of the CENts in full on the scheduled maturity date. If we are unable for any reason to raise sufficient proceeds, we will use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the CENts in full on the following interest payment date, and on each interest payment date thereafter, until the CENts are paid or redeemed in full, an event of default that results in acceleration of the CENts occurs or the final repayment date.

Our obligation to repay CENts or capital securities at any time prior to December 12, 2067 is subject to our covenant described under “Replacement Capital Covenant” below for so long as that covenant is in effect. Although under the replacement capital covenant the principal amount of CENts that we may repay may be based on the net cash proceeds from certain issuances of securities other than qualifying capital securities, we have no obligation to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the CENts on the scheduled maturity date or at any time thereafter.

The entire principal amount of the CENts, together with accrued and unpaid interest, will be due and payable on the final repayment date for the CENts regardless of the amount of qualifying capital securities we have issued and sold by that time. The “final repayment date” will initially be December 12, 2067, but we may elect to extend the final repayment date up to two times in 10-year increments on either or both of December 12, 2017 and December 12, 2027 (each, an “extension date”) and, as a result, the final repayment date may be extended to December 12, 2077 or December 12, 2087, provided that all extension criteria described under “Summary of Terms of CENts—Repayment of Principal” are satisfied. If the final repayment date falls on a day that is not a business day, the final repayment date will be the following business day.

Interest

The CENts will bear interest on their principal amount from and including the date they are issued to but excluding December 12, 2037 at the annual rate of 9.375%, payable quarterly in arrears on March 12, June 12, September 12 and December 12 of each year, beginning March 12, 2008. The CENts will bear interest from and including December 12, 2037 to but excluding the final repayment date at an annual rate of interest equal to three-month LIBOR plus 5.455%, payable quarterly in arrears on March 12, June 12, September 12 and December 12 of each year. See “Summary of Terms of CENts— Interest Rate and Interest Payment Dates.”

Ranking

The CENts will constitute one series of the junior subordinated debentures referred to in the attached prospectus and will be issued by us under the indenture referred to in such prospectus. The CENts will be unsecured and will rank junior to all of our existing and future senior, subordinated and junior subordinated debt (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), except for any future debt that by its terms is not superior in right of payment to the CENts, and will be effectively subordinated to all liabilities of our subsidiaries. Substantially all of our other existing debt is senior debt, including approximately $72.0 million of existing junior subordinated debentures and guarantees issued in connection with trust preferred securities issued by our trust affiliates, and approximately $75.3 million of existing junior subordinated debentures of Community Banks which were assumed in connection with the acquisition. The indenture does not limit the amount of senior debt that we may issue. See “Summary of Terms of CENts” for the definition of “senior debt.”

Certain Payment Restrictions Applicable to Susquehanna

During any period in which

•	an event of default under the indenture has occurred and is continuing;

•	we are in default regarding our payment of any obligations under our guarantee regarding the issuer; or

•	we have given notice of our election to defer interest payments on the CENts but the related deferral period has not yet commenced or a deferral period is continuing,

we generally may not, nor may we permit any of our subsidiaries to, make payments on or redeem or purchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the CENts upon our liquidation, subject to certain limited exceptions. In addition, if any deferral period lasts longer than one year, we generally may not, nor may we permit any of our subsidiaries to, redeem or purchase any of our securities that rank junior to or pari passu with any securities sold pursuant to the alternative payment mechanism during the relevant deferral period until the first anniversary of the date on which all deferred interest has been paid.

The terms of the CENts permit us to make any payment of current or deferred interest on our debt securities or guarantees that rank pari passu with the CENts upon our liquidation so long as any such payment is made pro rata with the amounts due on all outstanding parity securities (including the CENts), subject to the limitations described in the last paragraph under “Summary of Terms of CENts—Alternative Payment Mechanism,” to the extent that they apply.

Redemption of CENts

We may elect to redeem any or all of the CENts at 100% of their principal amount plus accrued and unpaid interest at any time on or after December 12, 2012. In addition, we may elect to redeem all, but not less than all, of the CENts at any time prior to December 12, 2012 at (i) 100% of their principal amount if certain changes occur relating to the capital treatment or tax treatment of the capital securities or (ii) a make-whole redemption price if certain changes occur relating to the rating agency treatment of the capital securities, in each case plus accrued and unpaid interest. For a description of the changes that would permit such a redemption and the applicable make-whole redemption prices, see “Summary of Terms of CENts—Redemption” below.

Any redemption of the CENts will be subject to the limitations described under “Replacement Capital Covenant” below. In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date since, in this case, the redemption is not an early redemption but is pursuant to our contractual obligation to repay the CENts, subject to the limitations described under “Summary of Terms of CENts—Repayment of Principal,” on the scheduled maturity date.

Events of Default

The following events are events of default with respect to the CENts:

•

default in the payment of any interest, including compounded interest, in full on the CENts for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period if at such time such deferral period has not ended;

•

default in the payment of the principal of the CENts when due whether on the final repayment date, upon redemption or otherwise, subject to the limitations described under “—Repayment of Principal”; or

•	certain events of bankruptcy, insolvency and reorganization involving us.

If an event of default under the indenture arising from a default in the payment of interest of the type described in the first bullet point above has occurred and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding CENts will have the right to declare the principal of and all accrued and unpaid interest (including compounded interest) on those securities to be due and payable immediately. If the debenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of and accrued interest (including compounded interest) on the CENts fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. If an event of default under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs, the principal of and accrued interest on the CENts will automatically, and without any declaration or other action on the part of the debenture trustee or any holder of CENts, become immediately due and payable. In case of any other event of default, there is no right to declare the principal amount of the CENts immediately due and payable.

Replacement Capital Covenant

We agree in the replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the CENts (or in certain limited cases, long-term indebtedness of our “largest depository institution subsidiary”) that we will not repay, redeem or purchase, nor will any of our subsidiaries purchase, all or any part of the CENts or the capital securities at any time before December 12, 2067 (or earlier in certain circumstances), unless (1) in the case of a redemption or purchase prior to the scheduled maturity date, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies and either (2) (x) the principal amount repaid or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to the aggregate amount of net cash proceeds we have received from the sale of certain replacement capital securities and the market value of common stock that we have delivered as consideration for property or assets in an arm’s-length transaction or issued in connection with the conversion or exchange of certain securities during the relevant measurement period, or (y) the CENts or capital securities are exchanged for consideration that includes a specified amount of replacement capital securities.

If an event of default resulting in the acceleration of the CENts occurs, we will not have to comply with the replacement capital covenant. Certain provisions of the replacement capital covenant are described under “Replacement Capital Covenant” below. “Replacement capital securities” means common stock or rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to our dividend reinvestment plan or employee benefit plans), “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” and “qualifying capital securities,” as each term is defined under “Replacement Capital Covenant” below. For purposes of the replacement capital covenant, the term “repay” includes our defeasance of the CENts as well as the satisfaction and discharge of our obligations under the indenture with respect to the CENts. Susquehanna Bank PA is our largest depository institution subsidiary.

Our covenant in the replacement capital covenant will run only to the benefit of the covered debtholders. It may not be enforced by the holders of the capital securities or the CENts. The initial series of indebtedness benefiting from our replacement capital covenant is our 4.75% subordinated notes due May 2014.

Guarantee by Susquehanna

We will fully and unconditionally guarantee payment of amounts due under the capital securities on a subordinated basis and to the extent the issuer has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” However, the guarantee does not cover payments if the issuer does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the issuer amounts due under the CENts or if we elect to defer payment of interest on the CENts.

As issuer of the CENts, we are also obligated to pay the expenses and other obligations of the issuer, other than its obligations to make payments on the capital securities.

Certain ERISA Matters

In general, employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans subject to Section 4975 of the Internal Revenue Code (the “Code”) and plans subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”) (or entities deemed to hold the assets of any such employee benefit plan or plan) (collectively, “Plans”) will be eligible to purchase the capital securities. By indirectly or directly purchasing or holding capital securities or any interest in them, you will be deemed to have represented that either: (i) you are not a Plan and are not purchasing the capital securities on behalf of or with “plan assets” of any Plan; or (ii) your purchase, holding and disposition of capital securities (or CENts) will not violate any Similar Laws and either (a) will not result in a non-exempt prohibited transaction under ERISA or the Code or (b) if it could result in such a prohibited transaction, it satisfies the requirements of, and is entitled to full exemptive relief under Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the potential consequences under ERISA, the Code or Similar Laws of any investment in the capital securities. See “Certain ERISA Matters” in the attached prospectus.

RISK FACTORS

Before deciding whether to purchase any capital securities, you should pay special attention to the following risk factors, as well as the risk factors in our annual report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in this prospectus supplement.

Subordination of CENts and the Guarantee

Our obligations under the CENts and the guarantee are unsecured and rank junior in right of payment to all of our existing and future senior debt. For purposes of the CENts, “senior debt” means all existing and future senior, subordinated and junior subordinated debt of Susquehanna (except for any future debt that by its terms is not superior in right of payment to the CENts), and includes approximately $72.0 million of existing junior subordinated debentures and guarantees issued in connection with trust preferred securities issued by our trust affiliates as of September 30, 2007, and approximately $75.3 million of existing junior subordinated debentures of Community Banks which were assumed in connection with the acquisition. The indenture does not limit the amount of senior debt that we may issue. The CENts will rank pari passu with any future debt that by its terms does not upon our liquidation rank senior to the CENts and with our trade creditors.

This means that we may not make any payments on the CENts or under the guarantee if we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all senior debt, or there shall exist any event of default on any senior debt that triggers the acceleration of any senior debt. In addition, the terms of certain of our outstanding junior subordinated debentures prohibit us from making any payment of interest on the CENts or guarantee and from repaying, redeeming or purchasing the CENts if we are aware of any event that would be an event of default under the indenture governing our outstanding junior subordinated debentures or at any time we have deferred interest thereunder. In the event of our bankruptcy or liquidation, our assets must be used to pay off our senior debt in full before any payments may be made on the CENts or under the guarantee.

Status of Susquehanna as a Holding Company

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, our ability to make payments on the CENts and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries. Various legal limitations restrict the extent to which our subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with us or some of our other subsidiaries.

In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the CENts and the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of Susquehanna as the source of payment for the CENts and the guarantee.

Restrictions on Ability to Make Distributions on or Redeem the Capital Securities

Federal banking authorities will have the right to examine the issuer and its activities because it is our subsidiary. Under certain circumstances, including any determination that our relationship to the issuer would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders that could restrict the issuer’s ability to make distributions on or to redeem the capital securities.

Dependence on Susquehanna’s Payments on CENts; Limitations under the Guarantee

The issuer’s ability to make timely distribution and redemption payments on the capital securities is solely dependent on our making the corresponding payments on the CENts. As a result, a significant deterioration in our financial condition, earnings or cash flow, as a result of an economic downturn and a corresponding decrease in credit quality or otherwise, that limits our ability to make payments on the CENts would also limit the issuer’s ability to make timely payments on the capital securities. In addition, the guarantee only guarantees that we will make distribution and redemption payments if the issuer has funds available to make the payments but fails to do so.

If the issuer defaults on its payment obligations under the capital securities because we have failed to make the corresponding payments under the CENts, you will not be able to rely upon the guarantee for payment. Instead, you may institute a legal proceeding directly against Susquehanna for enforcement of our payment obligations under the indenture and the CENts.

Obligation to Repay on the Scheduled Maturity Date Subject to Issuance of Qualifying Capital Securities

Our obligation to repay the CENts on the scheduled maturity date of December 12, 2057 is limited. We are required to repay the CENts on the scheduled maturity date only to the extent of the applicable percentage of the net cash proceeds that we have raised from the issuance of qualifying capital securities within a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. If we have not raised sufficient proceeds from the issuance of qualifying capital securities to permit repayment of the CENts on the scheduled maturity date, the unpaid amount will remain outstanding until (i) we have raised sufficient proceeds to permit repayment in full in accordance with this requirement, (ii) we redeem the CENts, (iii) an event of default occurs or (iv) the final repayment date for the CENts. Our ability to raise proceeds in connection with this obligation to repay the CENts will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these securities. Although we have agreed to use our commercially reasonable efforts to raise sufficient net cash proceeds from the issuance of qualifying capital securities to repay the CENts during the 180-day period referred to above and from month to month thereafter until the CENts are repaid in full, our failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy until the final repayment date, and we will be excused from using our commercially reasonable efforts if certain market disruption events occur. In addition, certain of our future parity obligations may contain comparable repayment provisions but have earlier scheduled maturity dates. Accordingly, if these parity obligations are outstanding on the scheduled maturity date of the CENts, we will be required to repay them in connection with the issuance of qualifying capital securities before repaying the CENts.

Moreover, we are entering into a replacement capital covenant for the benefit of holders of a designated series of our indebtedness that ranks senior to the CENts (or in certain limited cases, the long-term indebtedness of our “largest depository institution subsidiary”) pursuant to which we will covenant that neither we nor any of our subsidiaries will repay, redeem or purchase CENts or capital securities at any time before December 12, 2067 unless during the applicable measurement period we or our subsidiaries have received sufficient proceeds from the sale of replacement capital securities or we exchange the CENts for a sufficient amount of replacement capital securities. Although under the replacement capital covenant, the principal amount of CENts that we may repay, redeem or purchase may be based on the net cash proceeds from certain issuances of replacement capital securities other than qualifying capital securities and the market value of common stock that we have delivered as consideration for property or assets in an arm’s-length transaction or issued in connection with the conversion or exchange of certain securities, we may modify the replacement capital covenant without your consent if the modification does not further restrict our ability to repay the CENts in connection with an issuance of qualifying capital securities. In addition, under the indenture we have no obligation to use commercially reasonable efforts to issue any securities that may entitle us under the replacement capital covenant to repay, redeem or purchase the CENts other than qualifying capital securities, or issue any securities other than qualifying capital securities in connection with the foregoing obligations or to repay the CENts on the scheduled maturity date or at any time thereafter if we do issue such other securities. See “Replacement Capital Covenant.”

Interest Deferral for 10 Years without Event of Default

We have the right to defer interest on the CENts for a period of up to 10 consecutive years. Although we would be subject to the alternative payment mechanism after the earlier of (i) the fifth anniversary of the commencement of a deferral period and (ii) a payment of current interest on the CENts, if we are unable to raise sufficient eligible proceeds, we may fail to pay accrued interest on the CENts for a period of up to 10 consecutive years without causing an event of default. Holders of capital securities will receive no or limited current income on the capital securities and, so long as we are otherwise in compliance with our obligations, will have no remedies against the issuer or us for nonpayment unless we fail to pay all deferred interest (including compounded interest) within 30 days of the end of the 10-year deferral period.

Alternative Payment Mechanism, Source of Deferred Interest Payments and Market Disruption Events

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the CENts (and compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than the issuance of common stock and qualifying warrants up to the “common equity issuance cap” or qualifying preferred stock and mandatorily convertible preferred stock up to the “preferred stock issuance cap” (each as defined under “Summary of Terms of CENts—Alternative Payment Mechanism” below) unless the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest.

The indenture limits our obligation to raise proceeds from the sale of common stock and qualifying warrants to pay deferred interest prior to the fifth anniversary of the commencement of a deferral period to an amount we refer to as the “common equity issuance cap.” Once we reach the common equity issuance cap for a deferral period, we will not be required to issue more common stock or qualifying warrants under the alternative payment mechanism prior to the fifth anniversary of the commencement of that deferral period. The common equity issuance cap will cease to apply with respect to a deferral period following the fifth anniversary of the commencement of that deferral period, at which point we must pay any deferred interest, to the extent not disapproved by the Federal Reserve after notice, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any market disruption event and the share cap amount (each as described in this prospectus supplement).

The “preferred stock issuance cap” limits the issuance of qualifying preferred stock and mandatorily convertible preferred stock pursuant to the alternative payment mechanism to an amount the net proceeds of which, together with the net proceeds of all qualifying preferred stock and mandatorily convertible preferred stock issued during any deferral period and applied to pay deferred interest, equals 25% of the aggregate principal amount of the CENts issued under the indenture.

The indenture limits the amount of shares of our common stock, qualifying warrants or mandatorily convertible preferred stock that we may sell to pay interest on the CENts pursuant to the alternative payment mechanism. See “Summary of Terms of CENts—Alternative Payment Mechanism” below. If the number of shares of our common stock (including those issuable upon exercise or conversion of qualifying warrants and mandatorily convertible preferred stock) that we need to sell in order to pay deferred interest exceeds the “share cap” (as described under “Summary of Terms of CENts—Alternative Payment Mechanism” below) we must use commercially reasonable efforts to increase the share cap from time to time to a number of shares that would allow us to satisfy our obligations with respect to the alternative payment mechanism, and we further must use commercially reasonable efforts, subject to the share cap, to set the terms of the qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest in accordance with the alternative payment mechanism. However, we cannot guarantee that we will be able to increase the share cap amount or set the terms of the qualifying warrants in such a manner so as to raise sufficient proceeds to pay all such deferred interest.

The occurrence of a market disruption event may prevent or delay a sale of qualifying APM securities (as defined under “Summary of Terms of CENts—Alternative Payment Mechanism” below) pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the CENts. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain any consent or approval of our shareholders or a regulatory body or governmental authority for the issuance of qualifying APM securities notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our qualifying APM securities, particularly during times we are subject to the restrictions on dividends as a result of the deferral of interest. If we do not sell sufficient number of qualifying APM securities to fund deferred interest payments in these circumstances (other than as a result of Federal Reserve disapproval), we will not be permitted to pay deferred interest to the issuer and, accordingly, no payment of distributions may be made on the capital securities, even if we have cash available from other sources. On any date and for any period the amount of net proceeds received by us from sales of our qualifying APM securities and available for payment of the deferred interest and distributions shall be applied to the CENts and certain other parity securities on a pro rata basis up to the common equity issuance cap, the preferred stock issuance cap and the share cap (or comparable provisions in the instruments governing those parity securities) in proportion to the total amount that are due on the CENts and such parity securities, or on such other basis as the Federal Reserve may approve. Any future parity obligations may also obligate us to sell qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions. See “Summary of Terms of CENts—Option to Defer Interest Payments,” “—Alternative Payment Mechanism” and “—Market Disruption Events.”

Federal Reserve Notification and Alternative Payment Mechanism

We must notify the Federal Reserve if the alternative payment mechanism is applicable. We may not sell qualifying APM securities pursuant to the alternative payment mechanism or use the proceeds of such sale to pay deferred interest, in each case, if the Federal Reserve has disapproved such actions. Accordingly, if we elect to defer interest and the Federal Reserve disapproves either our sale of qualifying APM securities pursuant to the alternative payment mechanism or our use of the proceeds to pay deferred interest, we may be unable to pay deferred interest that otherwise would be paid pursuant to the alternative payment mechanism. We may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 10 years have elapsed since the beginning of the deferral period without triggering an event of default under the indenture. As a result, we could defer interest for up to 10 years without being required to sell our qualifying APM securities and apply the proceeds to pay deferred interest.

Potential Adverse Market Price and Tax Consequences of Deferral of Interest Payments

We currently do not intend to exercise our right to defer payments of interest on the CENts. However, if we exercise that right in the future, the market price of the capital securities is likely to be affected. As a result of the existence of our deferral right, the market price of the capital securities, payments on which depend solely on payments being made on the CENts, may be more volatile than the market prices of other securities that are not subject to optional deferrals.

If we do defer interest on the CENts and you elect to sell capital securities during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its capital securities until the payment of interest at the end of the deferral period. You will also not receive the cash distribution related to any accrued and unpaid interest from the issuer if you sell the capital securities before the record date for any deferred distributions, even if you held the capital securities on the date that the payments would have been paid absent such deferral.

If we do defer interest payments on the CENts, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the CENts, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Tax Consequences of Dissolution of Issuer

We may dissolve the issuer at any time, subject to our receipt of any required prior approval by the Federal Reserve. Upon dissolution of the issuer, CENts may be distributed to the holders of the capital securities, as described under “Description of the Capital Securities—Redemption or Exchange” in the attached prospectus. Under current U.S. federal income tax law, and assuming, as expected, that the issuer is treated as a grantor trust, such a distribution of CENts to you should not be a taxable event. However, if the issuer is characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time it is dissolved, or if there is a change in law, the distribution of the CENts to you may be a taxable event.

Capital Securities May be Redeemed at any Time

We may redeem the CENts at any time on or after December 12, 2012 or prior to December 12, 2012 in the event of certain changes in the tax, rating agency or regulatory capital treatment of the capital securities. Any redemption would cause a mandatory redemption of the capital securities. An Internal Revenue Service pronouncement or threatened challenge affecting the tax treatment of the CENts could occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the CENts and changes or proposed changes in the treatment of the CENts for Federal Reserve capital adequacy purposes could result in the CENts being redeemed earlier than would otherwise be the case. See “Summary of Terms of CENts—Redemption” below.

If the capital securities were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the capital securities at the same rate as the rate of return on the capital securities.

Claim Limitations upon Bankruptcy, Insolvency or Receivership

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of the CENts, whether voluntary or not, a holder of CENts will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) the earliest two years of accrued and unpaid interest (including compounded interest thereon) on such holder’s CENts and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock and any still-outstanding mandatorily convertible preferred stock that we have applied to pay such interest pursuant to the alternative payment mechanism. To the extent the remaining claim for deferred interest exceeds the amount set forth in clause (x), the holders of the CENts shall be deemed to agree that the amount they receive in respect of such excess shall not exceed the amount they would have received had such claim ranked pari passu with the claims of the holders, if any, of qualifying preferred stock.

Limited Rights of Acceleration

The remedies for any breach of our obligations under the alternative payment mechanism, including the limitation on the source for payments of deferred interest, the restrictions imposed in connection with any optional deferral of interest payments and our obligation to raise sufficient net cash proceeds from the issuance of qualifying capital securities to permit the repayment of the CENts on or after the scheduled maturity date, are limited. Our failure to comply with these obligations and restrictions would not constitute an event of default or give rise to a right of acceleration or similar remedy under the terms of the indenture.

Limited Voting Rights

As a holder of capital securities, you will have limited voting rights. You generally will not be entitled to vote to appoint, remove or replace the property trustee, the Delaware trustee or any administrative trustee, all of which may be appointed, removed or replaced by us. However, if an event of default occurs with respect to the CENts, you would be entitled to vote to remove, replace or appoint the property trustee and the Delaware trustee.

Changes in Demand for Capital Securities

Neither we nor the issuer can assure you as to the market prices for the capital securities or the CENts that may be distributed in exchange for the capital securities. Investor demand for the capital securities may be greater or less than demand for traditional trust preferred instruments. Investor demand for securities with the characteristics of the capital securities may change as these characteristics are assessed by market participants, regulators and others. Accordingly, the capital securities that you may purchase, whether pursuant to the offer made by this prospectus supplement or in the secondary market, may trade at a discount to the price that you paid to purchase the capital securities if investor demand for securities with characteristics similar to those of the capital securities decreases over time. Furthermore, if we exchange the capital securities for the CENts, demand for the CENts may be greater or less than demand for the capital securities.

Trading Characteristics of Capital Securities

We have applied to list the capital securities on the New York Stock Exchange. Trading is expected to commence within 30 days after the capital securities are first issued. The underwriters for this offering have advised us that they intend to make a market in the capital securities prior to the date the capital securities begin trading on the New York Stock Exchange. However, they are not obligated to do so, and they may discontinue any market making in the capital securities at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market for the capital securities will develop, that you will be able to sell your capital securities at a particular time or that the price you receive when you sell will be favorable.

There can be no assurance that the Internal Revenue Service or a court will agree with the characterization of the CENts as indebtedness for United States federal income tax purposes.

The CENts are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the CENts. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with the characterization of the CENts as indebtedness for United States federal income tax purposes. If, contrary to the opinion of our special tax counsel, the CENts were recharacterized as our equity, payments on the CENts to non-United States holders would generally be subject to the United States federal withholding tax at a rate of 30% (or such lower applicable tax treaty rate). See “Certain United States Federal Income Tax Consequences” below.

General market conditions and unpredictable factors could adversely affect market prices for the capital securities.

There can be no assurance about the market prices for the capital securities. Several factors, many of which are beyond our control, will influence the market value of the capital securities. Factors that might influence the market value of the capital securities include:

•	whether Susquehanna is deferring interest or is likely to defer interest on the CENts;

•	Susquehanna’s creditworthiness;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect Susquehanna or the financial markets generally.

Accordingly, the capital securities that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to their cost.

Risks Related to the Merger

Susquehanna may fail to realize the cost savings we estimated for the merger with Community Banks.

The success of the merger with Community Banks will depend, in part, on Susquehanna’s ability to realize the estimated cost savings from combining the businesses of Susquehanna and Community Banks. Susquehanna’s management estimated at the time it announced the transaction that the merger would achieve total cost savings of approximately 35.0% of Community Banks’ estimated 2007 non-interest expense, or approximately $33 million, through the reduction of administrative and operational redundancies. While Susquehanna and Community Banks continue to believe these cost savings estimates are achievable as of the date of this document, it is possible that the potential cost savings could turn out to be more difficult to achieve than originally anticipated. The cost savings estimates also depend on the ability to combine the businesses of Susquehanna and Community Banks in a manner that permits those cost savings to be realized. If the cost savings estimates of Susquehanna and Community Banks turn out to be incorrect or Susquehanna and Community Banks are not able to successfully combine their two companies, the anticipated cost savings may not be realized fully or at all, or may take longer to realize than expected.

Combining the two companies may be more difficult, costly or time-consuming than Susquehanna expects, or could result in the loss of customers.

Prior to the completion of the merger, Susquehanna and Community Banks operated independently. It is possible that the integration process of the two companies could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that could adversely affect our ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger. As with any merger of banking institutions, there also may be disruptions that cause Susquehanna and Community Banks to lose customers or cause customers to take their deposits out of Susquehanna’s and Community Banks’ banks. Although Susquehanna expects that a majority of the customers of CommunityBanks, Inc. will continue to have their accounts with Susquehanna Bank PA following the merger, we cannot assure you that this will be the case. Further, to the extent that Susquehanna consolidates any of its branches in the future, as a result of the merger or otherwise, some customers’ accounts may be transferred, in accordance with applicable notice and consent requirements, to a Susquehanna affiliate bank serving the market area where the customer is located. There can be no assurance that customers will readily accept changes to their banking arrangements after the merger or as a result of branch consolidation.

SUSQUEHANNA CAPITAL I

The issuer is a statutory trust created under Delaware law in 2007. It is one of the issuers formed for the purposes and having the characteristics described under the caption “The Issuers” in the attached prospectus. The issuer will be governed by the trust agreement to be signed by Susquehanna, as depositor, The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and the administrative trustees named in the trust agreement.

The issuer will not be subject to the reporting requirements of the Securities Exchange Act of 1934.

SUSQUEHANNA BANCSHARES, INC.

Susquehanna is a financial holding company incorporated under Pennsylvania law in 1982. We provide a wide range of retail and commercial banking and financial services through our subsidiaries in the mid-Atlantic region. In addition to three commercial banks, we operate a trust and investment company, an asset management company (which provides investment advisory, asset management, brokerage and retirement planning services), a property and casualty insurance brokerage company, a commercial leasing company and a vehicle leasing company. As of September 30, 2007, we had total assets of $8.7 billion, consolidated net loans and leases of $5.8 billion, deposits of $6.0 billion and shareholders’ equity of $942.2 million.

As a financial holding company with operations in multiple states, we manage our subsidiaries on a geographic market basis, which allows each subsidiary operating in different markets to retain its autonomy with regard to loan approvals and product pricing. We believe that this approach differentiates us from other large competitors because it gives our subsidiaries greater flexibility to better serve their markets and increase responsiveness to the needs of local customers. We continue, however, to implement consolidations in selected lines of business, operations and support functions in order to achieve economies of scale and cost savings. We also provide our banking subsidiaries guidance in the areas of credit policy and administration, risk assessment, investment advisory administration, strategic planning, investment portfolio management, asset liability management, liquidity management and other financial, administrative, and control services.

Bank Subsidiaries. Susquehanna Bank DV operates primarily in the suburban Philadelphia, Pennsylvania and southern New Jersey market areas, including Berks, Chester, Delaware, Lehigh, Montgomery, and Northampton counties in Pennsylvania and Atlantic, Burlington, Camden, Cumberland and Gloucester counties in New Jersey. The Pennsylvania state-chartered bank operates 51 banking offices. Susquehanna Bank PA operates primarily in the central Pennsylvania market area, including Lancaster, Lycoming, Northumberland, Snyder, Union and York counties. The Pennsylvania state-chartered bank operates 55 banking offices. Susquehanna Bank operates primarily in the market areas of Maryland and southwestern central Pennsylvania, including Allegany, Anne Arundel, Baltimore, Carroll, Garrett, Harford, Howard, Washington and Worcester counties and the City of Baltimore in Maryland; Berkeley County in West Virginia and Bedford, Blair and Franklin counties in Pennsylvania. The Maryland state-chartered bank operates 57 banking offices.

Our commercial bank subsidiaries operate as an extensive branch network and maintain a strong market presence in our primary markets. They provide a wide-range of retail banking services, including checking, savings and club accounts, check cards, debit cards, money market accounts, certificates of deposit, individual retirement accounts, home equity lines of credit, residential mortgage loans, home improvement loans, automobile loans, personal loans and internet banking services. They also provide a wide-range of commercial banking services, including business checking accounts, cash management services, money market accounts, land acquisition and development loans, commercial loans, floor plan, equipment and working capital lines of credit, small business loans and internet banking services.

Non-bank Subsidiaries. Susquehanna Trust & Investment Company and Valley Forge Asset Management Corp. operate primarily in the same market areas as our bank subsidiaries. The Addis Group, LLC operates primarily in southeastern Pennsylvania, southern New Jersey and northern Delaware. Boston Service Company, Inc. (which conducts business under the name “Hann Financial Service Corp.”) operates primarily in New Jersey, eastern Pennsylvania and southeastern New York. Susquehanna Commercial Finance, Inc. operates throughout the continental United States.

Our non-bank subsidiaries offer a variety of financial services to complement our core banking operations, broaden its customer base, and diversify our revenue sources. The Addis Group, LLC provides commercial, personal property and casualty insurance, and risk management programs for medium and large sized companies. Susquehanna Trust & Investment Company, a subsidiary of Susquehanna Bank PA, provides traditional trust and custodial services, and acts as administrator, executor, guardian and managing agent for individuals, businesses and non-profit entities. Valley Forge Asset Management Corp. offers investment advisory, asset management and brokerage services for institutional and high net worth individual clients, and directly and through a subsidiary, retirement planning services. Boston Service Company, Inc. (t/a Hann Financial Service Corp.) provides comprehensive consumer vehicle financing services. Susquehanna Commercial Finance, Inc., a subsidiary of Susquehanna Bank DV, provides comprehensive commercial leasing services.

Merger with Community Banks, Inc. On May 1, 2007, we announced the signing of a definitive merger agreement pursuant to which we acquired Community Banks in a stock and cash transaction valued at approximately $860 million. Community Banks is the eighth largest financial services holding company headquartered in Pennsylvania. As of September 30, 2007, Community Banks, together with its wholly-owned banking subsidiary CommunityBanks and its other operating subsidiaries, had total assets of nearly $3.8 billion, loans net of allowance for loan losses of $2.6 billion, deposits of $2.6 billion and shareholders’ equity of $526.5 million. The transaction was completed on November 16, 2007. Under the terms of the merger agreement, shareholders of Community Banks are entitled to elect to receive, for each share of Community Banks common stock that they owned, either $34.00 in cash or 1.48 shares of Susquehanna common stock, subject to certain allocation procedures that ensure that we will not pay more than an aggregate amount of $84.1 million in cash. Shareholders of both Susquehanna and Community Banks approved the transaction on October 2, 2007.

Our executive offices are located at 26 North Cedar Street, Lititz, Pennsylvania 17543, our telephone number is (717) 626-4721, and our web-site address is www.susquehanna.net.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2007:

•	on an actual basis;

•	on an as adjusted basis to give effect to the application of the net proceeds from the offering of the capital securities as if the offering had occurred on that date; and

•	on a pro forma basis to give effect to the Community Banks merger.

You should read the following table in conjunction with our consolidated financial statements and the related notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each as incorporated in this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007, and the consolidated financial statements and related notes thereto of Community Banks, incorporated in this prospectus supplement and the accompanying prospectus by reference to our Current Report on Form 8-K as filed with the SEC on November 6, 2007 and our Current Report on Form 8-K/A as filed with the SEC on November 30, 2007, and the section of this prospectus supplement and accompanying prospectus entitled “Use of Proceeds.”

The following table assumes no exercise of the underwriters’ over-allotment option.

	As of September 30, 2007
	Dollars in thousands
	Actual	As Adjusted	Pro Forma w/ Community Banks
Long-Term Debt:
Parent
6.05% Subordinated notes due November, 2012	$75,000	$75,000	$75,000
4.75% Fixed/Floating Rate Subordinated notes due May 2014	75,000	75,000	75,000
7.10% Junior Subordinated notes callable October 2007	21,980	21,980	21,980
6.39% Junior Subordinated notes callable April 2011	50,000	50,000	50,000
Proposed issuance	0	110,000	110,000
Subsidiary
Other	28	28	28
Community Banks
Floating Rate Junior Subordinated notes callable January 2008	—	—	15,505
Floating Rate Junior Subordinated notes callable December 2008	—	—	15,521
6.35% Fixed/Floating Junior Subordinated notes callable March 2011	—	—	9,785
6.44% Fixed/Floating Junior Subordinated notes callable March 2016	—	—	9,142
6.53% Fixed/Floating Junior Subordinated notes callable March 2012	—	—	19,383
Floating Rate Junior Subordinated notes callable January 2008	—	—	3,093

Total long-term debt	222,008	332,008	404,437

	As of September 30, 2007
	Dollars in thousands
	Actual	As Adjusted	Pro Forma w/ Community Banks
Shareholders’ Equity:
Preferred stock	0	0	0
Common stock; @ $2.00 par value; 100,000,000 authorized; 52,206,918 shares outstanding	104,353	104,353	171,731
Additional paid-in capital	349,275	349,275	1,038,211
Retained earnings	503,613	503,613	503,613
Accumulated other comprehensive loss, net of taxes	(15,059)	(15,059)	(15,059)

Total shareholders’ equity	942,182	942,182	1,698,496

Total capitalization	$1,164,190	$1,274,190	$2,102,933

Capital Ratios:
Leverage ratio	8.26%	9.49%	8.18%
Tier 1 risk-based capital ratio	8.93%	10.40%	9.24%
Total risk-based capital ratio	11.72%	13.19%	11.50%

ACCOUNTING TREATMENT; REGULATORY CAPITAL

The issuer will not be consolidated on our balance sheet as a result of accounting principles reflected in FASB Interpretation No. 46, Consolidation of Variable Interest Entities, as revised in December 2003. Accordingly, for balance sheet purposes we will recognize the aggregate principal amount, net of discount, of the CENts we issue to the issuer as a liability and the amount we invest in the issuer’s common securities as an asset. The interest paid on the CENts will be recorded as interest expense on our income statement.

On March 1, 2005, the Federal Reserve Board adopted amendments to its risk-based capital guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of trust preferred securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for trust preferred securities issued on or after April 15, 2005 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of trust preferred securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. The capital securities will qualify as Tier 1 capital.

USE OF PROCEEDS

All proceeds from the sale of the capital securities and common securities will be used by the issuer to purchase our CENts. We expect to use the net proceeds from the sale of the CENts to replenish the cash reserves used to pay for the cash portion of the consideration paid in the acquisition of Community Banks and for general corporate purposes.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges were as follows for the nine months ended September 30, 2007 and 2006:

	Nine Months Ended September 30,
	2007	2006
Earnings to Fixed Charges:
Excluding interest on Deposits	2.74	3.25
Including interest on Deposits	1.40	1.60

For purposes of computing the above ratios, earnings represent earnings before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense, one third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include the foregoing items plus interest on deposits.

SUMMARY OF TERMS OF CAPITAL SECURITIES

The capital securities represent undivided beneficial ownership interests in the assets of the issuer and are a series of “preferred securities,” as described in the attached prospectus.

We have summarized below certain terms of the capital securities. This summary supplements the general description of the CENts contained in the attached prospectus. Any information regarding the capital securities contained in this prospectus supplement that is inconsistent with information in the prospectus will apply and will supersede information in the prospectus.

This summary is not complete. You should also refer to the trust agreement, a form of which has been filed as an exhibit to the registration statement (No. 333-147172) of which this prospectus supplement and the attached prospectus are a part (the “registration statement”).

Distributions

You will be entitled to receive periodic distributions on the stated liquidation amount of each capital security ($25) on the same payment dates and in the same amounts as we pay interest on a principal amount of CENts equal to the liquidation amount of such capital security. On each distribution date, the issuer will pay the applicable distribution to the holders of the capital securities on the record date for that distribution date. As long as the capital securities remain in book-entry form, the record dates for the capital securities will be one business day prior to the relevant distribution date. For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in the City of New York or Pittsburgh, Pennsylvania, are authorized or required by law or executive order to remain closed, a day on which the corporate trust office of the property trustee or debenture trustee is closed for business or, during any interest period for which interest is based on LIBOR, a day that is not a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. If capital securities are not in book-entry form, the record date will be the 15th day of the month prior to the month in which the relevant distribution date occurs.

The period beginning on and including the initial issue date of the CENts and ending on but excluding the first distribution date and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.”

Deferral of Distributions

We have the right, on one or more occasions, to defer payment of interest on the CENts for one or more consecutive interest periods that do not exceed five years without being subject to our obligations described under “Summary of Terms of CENts—Alternative Payment Mechanism” below and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default and acceleration under the terms of the CENts as described under “Summary of Terms of CENts—Events of Default” below. See “Summary of Terms of CENts—Option to Defer Interest Payments” below. If we exercise this right, the issuer will also defer paying a corresponding amount of distributions on the capital securities during that period of deferral.

Although neither we nor the issuer will be required to make interest or distribution payments during deferral periods other than pursuant to the alternative payment mechanism described under “Alternative Payment Mechanism” below, interest on the CENts will continue to accrue during deferral periods and, as a result, distributions on the capital securities will continue to accumulate at the interest rate in effect from time to time on the CENts, compounded on each interest payment date. References to “accumulated and unpaid distributions” in this prospectus supplement and the attached prospectus include all accumulated and unpaid distributions, including compounded amounts thereon.

Redemption

If we repay or redeem the CENts, in whole or in part, whether at, prior to or after the scheduled maturity date, the property trustee will use the proceeds of that repayment or redemption to redeem a total amount of capital securities and common securities equal to the amount of CENts redeemed or repaid. Any redemption or purchase of the capital securities by us or our subsidiaries will be subject to the limitations described under “Replacement Capital Covenant” below. Under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, currently, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date since, in this case, the redemption is not an early redemption but is pursuant to our contractual obligation to repay the CENts, subject to the limitations described under “Summary of Terms of CENts—Repayment of Principal,” on the scheduled maturity date.

The redemption price per security at maturity will equal the $25 liquidation amount, and the redemption price in the event of a redemption or repayment of CENts will equal the applicable redemption or repayment price attributed to $25 in principal amount of the CENts calculated as described under “Summary of Terms of CENts—Redemption” or “—Repayment of Principal” below, in each case plus accumulated and unpaid distributions to the date of payment.

If less than all capital securities and common securities of the issuer are redeemed, the amount of each to be redeemed will be allocated proportionately based upon the total amount of capital securities and common securities outstanding except as otherwise provided under “Description of the Capital Securities—Subordination of Common Securities” in the attached prospectus.

The property trustee will give holders of capital securities not less than 30 nor more than 60 days’ notice prior to the date of any redemption of capital securities relating to the redemption of CENts and not less than 10 nor more than 15 days’ notice prior to the date of any redemption of capital securities relating to the repayment of CENts.

See “Summary of Terms of CENts—Redemption” and “—Repayment of Principal” for a description of the redemption and repayment terms of the CENts, respectively.

Optional Liquidation of Issuer and Distribution of CENts to Holders

We may elect to dissolve the issuer at any time, subject to our receipt of any required prior approval by the Federal Reserve. If we dissolve the issuer, after the issuer satisfies all of its liabilities as required by law, the issuer trustee will:

•	distribute the CENts to the holders of the capital securities and common securities; or

•

if the property trustee determines that a distribution of the CENts is not practical, pay the liquidation amount of the capital securities, plus any accumulated and unpaid distributions to the payment date, in cash.

We anticipate that any distribution of CENts would be through book-entry distribution of interests in one or more global securities under depository arrangements similar to those applicable to the capital securities. See “Global Capital Securities; Book-Entry Issuance” in the attached prospectus.

Under current United States federal income tax law, and assuming, as expected, the issuer is treated as a grantor trust, a distribution of CENts in exchange for the capital securities would not be a taxable event to you. If, however, the issuer were subject to United States federal income tax with respect to income accrued or received on the CENts, the distribution of the CENts by the issuer would be a taxable event to the issuer and to you. See “Certain United States Federal Income Tax Consequences—United States Holders—Receipt of CENts or Cash upon Liquidation of the Issuer” below.

Liquidation Value

Upon liquidation of the issuer, you would be entitled to receive $25 per capital security, plus accumulated and unpaid distributions to the date of payment. That amount would be paid to you in the form of a distribution of CENts, subject to specified exceptions. See “Description of the Capital Securities—Liquidation Distribution upon Dissolution” in the attached prospectus.

Subordination of Common Securities

The issuer will pay distributions on its common securities at the same rate and on the same distribution dates as the capital securities. However, if there is an event of default under the indenture, the issuer will not pay distributions on the common securities until all distributions on the capital securities have been paid in full. For a more detailed description of circumstances in which the capital securities will have a preference over the common securities, see “Description of the Capital Securities—Subordination of Common Securities” in the attached prospectus.

Events of Default under the Trust Agreement

For a description of the events of default under the trust agreement, as well as a summary of the remedies available as a result of those events of default, see “Description of the Capital Securities—Events of Default; Notice” in the attached prospectus.

An event of default under the indenture with respect to our failure to pay interest that we are otherwise obligated to pay on the CENts in full within 30 days after the conclusion of a deferral period that continues for 10 years entitles the property trustee, as sole holder of the CENts, to declare the CENts due and payable under the indenture. For a more complete description of remedies available upon the occurrence of an event of default with respect to the CENts, see “Summary of Terms of CENts—Events of Default” below, as well as “Description of the Junior Subordinated Debentures—Events of Default” and “Enforcement of Rights by Holders of Preferred Securities” in the attached prospectus.

Voting Rights

Except as described under “Description of the Capital Securities—Voting Rights; Amendment of the Trust Agreement,” “Description of the Guarantees—Amendments,” “Summary of Terms of CENts—Events of Default” and “Description of the Junior Subordinated Debentures—Modification of Indenture” in the attached prospectus, or as otherwise required by law or the trust agreement, as an owner of capital securities, you will not have any voting rights.

Further Issues

The issuer has the right to issue additional capital securities in the future, including capital securities of this series. Any such additional capital securities will have the same terms as the capital securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the capital securities being offered hereby. If issued, any such additional capital securities will become part of the same series as the capital securities being offered hereby.

Book-Entry Issuance; Issuance of Certificated Capital Securities

The capital securities will be represented by one or more global preferred securities registered in the name of DTC or its nominee, as described under “Global Capital Securities; Book-Entry Issuance” in the attached prospectus. As described under that caption in the prospectus, you may elect to hold interests in the global preferred securities through either DTC (in the United States), or Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of Euroclear System (outside the United States), either directly if you are a participant in or customer of one of those systems, or indirectly through organizations that are participants in those systems.

Listing of the Capital Securities

We have applied to list the capital securities on the New York Stock Exchange. Trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days after the capital securities are first issued.

SUMMARY OF TERMS OF CENTS

We have summarized below certain terms of the CENts. This summary supplements the general description of the junior subordinated debentures contained in the attached prospectus. Any information regarding the CENts contained in this prospectus supplement that is inconsistent with information in the prospectus will apply and will supersede the inconsistent information in the prospectus.

This summary is not complete. You should refer to the indenture which has been filed as an exhibit to the registration statement. We anticipate that until the liquidation, if any, of the issuer, each CENt will be held by the property trustee in trust for the benefit of the holders of the capital securities and the common securities.

The CENts will be a series of “junior subordinated debentures” under the indenture, as described in the attached prospectus. They will be unsecured and junior in right of payment to all of our senior debt. For purposes of the CENts, “senior debt” means all existing and future senior, subordinated and junior subordinated debt of Susquehanna (except for any future debt that by its terms is not superior in right of payment to the CENts (“parity securities”)), and includes approximately $72.0 million of existing junior subordinated debentures and guarantees issued in connection with trust preferred securities issued by our trust affiliates as of September 30, 2007, and approximately $75.3 million of existing junior subordinated debentures of Community Banks’ which were assumed in connection with the acquisition. The indenture does not limit the amount of senior debt that we may issue. The CENts will rank pari passu with any future debt that by its terms does not upon our liquidation rank senior to the CENts and with our trade creditors. Substantially all our other existing indebtedness is senior debt.

Interest Rate and Interest Payment Dates

The CENts will bear interest on their principal amount from and including the date they are issued to but excluding December 12, 2037 at the annual rate of 9.375%, payable quarterly in arrears on March 12, June 12, September 12 and December 12 of each year, beginning March 12, 2008. We refer to these dates as “interest payment dates” and to the period beginning on and including December 12, 2007 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period.” The amount of interest payable for any interest period ending on or prior to December 12, 2037 will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any interest payment date on or prior to December 12, 2037 would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement.

The CENts will bear interest from and including December 12, 2037 to but excluding the final repayment date (as defined under “Repayment of Principal—Final Repayment Date” below) at an annual rate of interest equal to three-month LIBOR plus 5.455%, payable quarterly in arrears on March 12, June 12, September 12 and December 12 of each year. The amount of interest payable for any interest period commencing on or after December 12, 2037 will be computed on the basis of a 360-day year and the actual number of days elapsed during the relevant interest period. In the event that any interest payment date in respect of an interest period commencing on or after December 12, 2037 would otherwise fall on a day that is not a business day, the interest payment date will be postponed to the next day that is a business day and interest will accrue to but excluding the date interest is paid. However, if the postponement would cause the day to fall in the next calendar month, the interest payment date or interest reset date, as applicable, will instead be brought forward to the immediately preceding business day.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term “interest,” we are referring not only to regularly scheduled interest payments but also interest on interest payments not paid on the applicable interest payment date.

For the purposes of calculating interest due on the CENts for any interest period commencing on or after December 12, 2037:

•

“Three-month LIBOR” means, with respect to any interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for the three-month period commencing on the first day of that interest period that appears on Reuters Screen LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR determination date for that interest period. If such rate does not appear on Reuters Screen LIBOR01 Page, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time on the LIBOR determination date for that interest period. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that interest period will be the same as three-month LIBOR as determined for the previous interest period or, in the case of the interest period beginning on December 12, 2037, 9.375%. The establishment of three-month LIBOR for each interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

•	“Calculation agent” means The Bank of New York, or any other firm appointed by us, acting as calculation agent.

•	“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

•	“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant interest period.

•

“Reuters Screen LIBOR01 Page” means the display designated on page 3750 on Reuters Screen LIBOR01 Page (or such other page as may replace the Reuters Screen LIBOR01 Page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

Option to Defer Interest Payments

We have the right, on one or more occasions, to defer payment of interest on the CENts for one or more consecutive interest periods that do not exceed five years without being subject to our obligations described under “—Alternative Payment Mechanism” below and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default and acceleration under the terms of the CENts as described under “—Events of Default” below. We may defer payment of interest prior to, on or after the scheduled maturity date. We may not defer interest beyond the final repayment date or the earlier repayment or redemption in full of the CENts.

Deferred interest on the CENts will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the CENts.

We have agreed in the indenture that, after notice to the Federal Reserve and except to the extent that the Federal Reserve shall have disapproved:

•

immediately following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, we will be required to sell qualifying APM securities (as defined under “—Alternative Payment Mechanism” below) pursuant to the alternative payment mechanism unless we have delivered notice of a “market disruption event” and apply the “eligible proceeds,” as these terms are defined under “—Market Disruption Event” and “—Alternative Payment Mechanism” below, to the payment of any deferred interest (and compounded interest thereon) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•

we will not pay deferred interest on the CENts (and compounded interest thereon) prior to the final repayment date from any source other than eligible proceeds, except as contemplated by the following two paragraphs or at any time an event of default has occurred and is continuing. We may pay current interest at all times from any available funds.

If the Federal Reserve has disapproved of the sale of qualifying APM securities, we may (but we are not obligated to) pay deferred interest with cash from any source without a breach of our obligations under the indenture. In addition, if we sell qualifying APM securities pursuant to the alternative payment mechanism but the Federal Reserve disapproves the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture.

If we are involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the surviving or resulting entity may settle all deferred interest on the next interest payment date following the date of consummation of the business combination with any available funds (or if later, at any time within 90 days following the date of consummation of the business combination), which will immediately terminate the deferral period. The alternative payment mechanism will, however, apply to the deferral period if the surviving or resulting entity does not do so, and will in any event apply to any deferral period that commences after the consummation of the business combination. We will establish a special record date for the payment of any deferred interest pursuant to this paragraph on a date other than an interest payment date, which record date will also be a special record date for the payment of the corresponding distribution on the capital securities.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

If we have paid all deferred interest (and compounded interest thereon) on the CENts, we can again defer interest payments on the CENts as described above.

If the property trustee, on behalf of the trust, is not the sole holder of the CENts, we will give the holders of the CENts and the indenture trustee written notice of our election of a deferral period at least one business day before the next interest payment date.

If we defer payments of interest on the CENts, the CENts will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your capital securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We will agree that, so long as the CENts remain outstanding, if

•	an event of default under the indenture has occurred and is continuing;

•	we are in default regarding our payment of any obligations under our guarantee regarding the issuer; or

•	we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing,

then we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock;

•

make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any parity securities or any of our debt securities that rank junior upon our liquidation to the CENts; or

•	make any guarantee payments regarding any guarantee by us if the guarantee ranks on a parity with or junior to the CENts.

However, at any time, including during a deferral period, we may do the following:

•	make dividends or distributions payable in our capital stock or rights to acquire our capital stock and any cash payments in lieu of fractional shares issued in connection therewith;

•	make payments under the guarantee made by us in respect of the capital securities;

•

make any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of rights, stock or other property under any such plan, or redeem or purchase any rights under any such plan;

•	purchase capital stock related to:

•

the issuance of shares of our capital stock under any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants;

•	the issuance of capital stock or rights under a dividend reinvestment or stock purchase plan;

•	the issuance of capital stock, or securities convertible into capital stock, as consideration in an acquisition transaction that was entered into before the beginning of the deferral period;

•

exchange or convert (i) any class or series of our capital stock for any other class or series of our capital stock or (ii) any class or series of our indebtedness for any class or series of our capital stock;

•	purchase of fractional interests in shares of our capital stock pursuant to conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•

make payments of current or deferred interest in respect of parity securities that are made pro rata in respect of the amounts due on such parity securities and the CENts or in accordance with the last paragraph under “—Alternative Payment Mechanism” to the extent it applies, and make payments of deferred interest on any parity securities that were issued prior to the date the CENts are initially issued (“existing parity securities”) that, if not made, would cause us to breach the terms of the instrument governing such existing parity securities; or

•

make payments of principal in respect of parity securities having an earlier scheduled maturity date than the CENts, as required under a provision of such parity securities that is substantially the same as the provision described below under “—Repayment of Principal,” and make payments of principal in respect of parity securities having the same scheduled maturity date as the CENts that are made on a pro rata basis among such parity securities and the CENts.

Certain of our outstanding junior subordinated debentures, which are senior to the CENts, contain comparable provisions that will restrict the payment of principal of, and interest on, and the purchase or redemption of, any of the CENts as well as any guarantee payments on the guarantee of the CENts if any of the foregoing circumstances occur with respect to those securities.

In addition, if any deferral period lasts longer than one year, subject to the exceptions set forth above, we may not, nor may we permit any of our subsidiaries to, prior to the first anniversary of the date on which all deferred interest has been paid, purchase or acquire any securities ranking junior to or pari passu with any qualifying APM securities the proceeds of which were used to pay deferred interest pursuant to the alternative payment mechanism during the relevant deferral period. However, if we are involved in a business combination where immediately after its consummation more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the one-year restriction on such purchases or acquisitions will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination).

Alternative Payment Mechanism

Subject to the conditions described in “—Option to Defer Interest Payments” above and to the exclusion described in this section and in “—Market Disruption Events” below, if we defer interest on the CENts, we will be required, commencing not later than the earlier of (i) the first interest payment date on which we pay current interest (which we may do from any source of funds) and (ii) the fifth anniversary of the commencement of the deferral period, if on such date such deferral period has not ended, to issue qualifying APM securities until we have raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest thereon, on the CENts. We refer to this period as the “APM period” and to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest (including compounded interest thereon) on the CENts.

For each relevant interest payment date, “eligible proceeds” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) received by us during the 180-day period prior to that interest payment date from the issuance or sale of qualifying APM securities (excluding sales of qualifying preferred stock and mandatorily convertible preferred stock in excess of the preferred stock issuance cap) to persons that are not our subsidiaries.

“Mandatorily convertible preferred stock” means preferred stock with (a) no prepayment obligations of the liquidation preference on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.

“Qualifying APM securities” means our common stock (including treasury stock and shares of common stock sold pursuant to our employee benefit plans), qualifying preferred stock, qualifying warrants and mandatorily convertible preferred stock, provided that we may, without the consent of the holders of the CENts, amend the definition of “qualifying APM securities” to eliminate common stock or qualifying warrants (but not both) and/or mandatorily convertible preferred stock from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock and/or mandatorily convertible preferred stock from the definition would result in a reduction in our earnings per share as calculated for financial reporting purposes.

“Qualifying preferred stock” means our non-cumulative perpetual preferred stock that (i) ranks pari passu with or junior to all of our other outstanding preferred stock, (ii) contains no remedies other than “permitted remedies” (as described under “Replacement Capital Covenant”) and (iii) either is (a) subject to “intent-based replacement disclosure” (as defined under “Replacement Capital Covenant”) and has a provision that prohibits us from paying any dividends thereon upon our failure to satisfy one or more financial tests set forth therein or (b) is subject to a “qualifying replacement capital covenant” (as defined under “Replacement Capital Covenant”).

“Qualifying warrants” means any net share settled warrants to purchase our common stock that:

•	have an exercise price greater than the “current stock market price” of our common stock as of the date we agree to issue the warrants; and

•	we are not entitled to redeem for cash and the holders of which are not entitled to require us to repurchase for cash in any circumstances.

The “current stock market price” of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the Nasdaq Global Select Market or, if our common stock is not then listed on the Nasdaq Global Select Market, as reported by the principal U.S. securities exchange on which our common stock is traded or quoted. If our common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

If we sell qualifying warrants to pay deferred interest pursuant to the alternative payment mechanism, we will be required under the indenture to use commercially reasonable efforts, subject to the common equity issuance cap, to set the terms of the qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest on the CENts in accordance with the alternative payment mechanism. We intend to issue qualifying warrants with exercise prices at least 10% above the current stock market price of our common stock on the date of issuance.

Our rights and obligations under the alternative payment mechanism are subject to the following limitations, each limitation applies independent of the other limitations:

•

Common equity issuance cap. We are not required to issue common stock or qualifying warrants prior to the fifth anniversary of the commencement of a deferral period if the net proceeds of any issuance of common stock or qualifying warrants applied during that deferred period to pay interest on the CENts pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of common stock and qualifying warrants so applied during that deferral period, would exceed an amount equal to 2% of the product of the average of the current stock market prices of our common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “common equity issuance cap”). Once we reach the common equity issuance cap for a deferral period, we will not be required to issue more common stock or qualifying warrants under the alternative payment mechanism prior to the fifth anniversary of the commencement of that deferral period even if the amount referred to above subsequently increases because of a subsequent increase in the current stock market price of our common stock or in the number of outstanding shares of our common stock. The common equity issuance cap will cease to apply with respect to a deferral period following the fifth anniversary of the commencement of that deferral period, at which point we must pay any deferred interest, to the extent not disapproved by the Federal Reserve after notice, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any market disruption event and the share cap amount, each as defined below. In addition, if the common equity issuance cap is reached during a deferral period and we subsequently pay all deferred interest, the common equity issuance cap will cease to apply at the termination of that deferral period and will not apply again unless and until we start a new deferral period.

•

Preferred stock issuance cap. We are not permitted to issue qualifying preferred stock and mandatorily convertible preferred stock to the extent that the net proceeds of any issuance of qualifying preferred stock and mandatorily convertible preferred stock applied to pay interest on the CENts pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock and any still-outstanding mandatorily convertible preferred stock so applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the CENts issued under the indenture (the “preferred stock issuance cap”).

•

Share cap. We are not permitted, subject to the provisions of this bullet, to sell shares of our common stock, qualifying warrants or mandatorily convertible preferred stock such that the common stock to be issued (or which would be issuable upon exercise or conversion thereof), together with all common stock previously issued or issuable under, qualifying warrants and mandatorily convertible preferred stock previously issued, to pay interest on the CENts pursuant to the alternative payment mechanism for such purpose, would be in excess of 50 million shares of our common stock (the “share cap amount”). If the issuer issues additional capital securities, the share cap will be increased proportionately to the number of such additional capital securities. If the issued and outstanding shares of our common stock are changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, the share cap amount shall be correspondingly adjusted. The share cap amount limitation will apply so long as the CENts remain outstanding, but if the share cap amount has been reached and it is not sufficient to allow us to raise sufficient proceeds to pay deferred interest in full, we have agreed to use commercially reasonable efforts to increase the share cap amount (i) only to the extent that we can do so and simultaneously satisfy our future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of our common stock or (ii) if we cannot increase the share cap amount as contemplated in the preceding clause, by requesting our board of directors to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of our authorized common stock for purposes of satisfying our obligations to pay deferred interest.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the indenture and the capital securities will be limited in such circumstances as described under “Risk Factors—Limited Rights of Acceleration” above.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date, subject to the common equity issuance cap, the preferred stock issuance cap and the share cap amount, and you will be entitled to receive your pro rata share of any amounts received on the CENts. If we have outstanding parity securities under which we are obligated to sell qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the CENts and those other parity securities on a pro rata basis up to the common equity issuance cap, preferred stock issuance cap and the share cap amount (or comparable provisions in the instruments governing those parity securities) for each series of securities, as the case may be, in proportion to the total amounts of accrued and unpaid interest or distributions that are due on the CENts and such securities at such time, or on such other basis as the Federal Reserve may approve.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•

we would be required to obtain the consent or approval of our stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue qualifying APM securities pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to our repayment obligations described under “Repayment of Principal” below, as the case may be, and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval (including, without limitation, failing to obtain approval for such issuance if required from the Federal Reserve after having given notice to the Federal Reserve as required under the indenture);

•

trading in securities generally (or in our common stock or preferred stock specifically) on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which our common stock and/or preferred stock is then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the SEC, the relevant exchange or market or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our common stock or preferred stock or our qualifying APM securities or qualifying capital securities, as the case may be;

•

a banking moratorium shall have been declared by the federal or state authorities of the United States and such moratorium materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our common stock or preferred stock or our qualifying APM securities or qualifying capital securities, as the case may be;

•

a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States and such disruption materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our common stock or preferred stock or our qualifying APM securities or qualifying capital securities, as the case may be;

•

the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our common stock or preferred stock or our qualifying APM securities or qualifying capital securities, as the case may be;

•

there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our common stock or preferred stock or our qualifying APM securities or qualifying capital securities, as the case may be;

•

an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying APM securities or qualifying capital securities, as the case may be, would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending development or material business transaction, and we have a bona fide business reason for keeping the same confidential or the disclosure of which would impede our ability to consummate that transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period; or

•

we reasonably believe that the offering document for the offer and the sale of qualifying APM securities or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet) and we determine that we are unable to comply with such rule or regulation or such compliance unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period.

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the trustee (which the trustee will promptly forward upon receipt to each holder of record of CENts) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event was existing after the immediately preceding interest payment date; and

•

either (i) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (ii) the market disruption event continued for only part of this period, but we were unable to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of qualifying APM securities solely due to pricing, coupon, dividend rate or dilution considerations.

Repayment of Principal

Scheduled Maturity Date. We must repay the principal amount of the CENts, together with accrued and unpaid interest, on December 12, 2057 (such date, the “scheduled maturity date”), subject to the limitations described below. If the scheduled maturity date falls on a day that is not a business day, the scheduled maturity date will be the following business day.

Our obligation to repay the CENts on the scheduled maturity date is limited. We are required to repay the CENts on the scheduled maturity date only to the extent of the “applicable percentage” of the net cash proceeds we have received from the issuance of “qualifying capital securities,” as described under

“—Replacement Capital Covenant” below during a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to such date. If we have not sold sufficient qualifying capital securities to permit repayment of the entire principal amount of the CENts on the scheduled maturity date and have not otherwise optionally redeemed the CENts, the unpaid amount will remain outstanding. Moreover, we may only pay deferred interest on the CENts out of the net proceeds from the sale of qualifying APM securities, subject to the exceptions set forth under “—Alternative Payment Mechanism” above. We will be required to repay the unpaid principal amount of the CENts on each subsequent interest payment date to the extent of the applicable percentage of the net cash proceeds we receive from any subsequent issuance of qualifying capital securities or upon the earliest to occur of the redemption of the CENts, an event of default that results in the acceleration of the CENts or the final repayment date for the CENts.

Our right to redeem, repay or purchase CENts or capital securities at any time prior to December 12, 2067 is subject to our covenant described under “Replacement Capital Covenant” for so long as that covenant is in effect.

We agree to use our commercially reasonable efforts, subject to a “market disruption event” as described under “—Market Disruption Events” above, to raise sufficient net cash proceeds from the issuance of qualifying capital securities during the 180-day period referred to above to permit repayment of the CENts in full on the scheduled maturity date in accordance with the above requirement. If we are unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the CENts on the following interest payment date, and on each interest payment date thereafter, until the CENts are paid or redeemed in full, an event of default that results in acceleration of the CENts occurs or the final repayment date. Except under those circumstances, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the indenture. However, in no event will such failure be an event of default thereunder.

Although under the replacement capital covenant the principal amount of CENts that we may repay may be based on the net cash proceeds from certain issuances of securities other than qualifying capital securities, we have no obligation to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the CENts on the scheduled maturity date or at any time thereafter.

We will deliver to the indenture trustee and the holders of the CENts a notice of repayment at least 10 but not more than 15 days before the scheduled repayment date. If the CENts are to be repaid in part only, the notice of repayment will state the portion of the principal amount thereof to be repaid.

We generally may amend or supplement the replacement capital covenant without the consent of the holders of the CENts or the capital securities. However, with respect to qualifying capital securities, we have agreed in the indenture for the CENts that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that it may include for purposes of determining whether or to what extent the repayment, redemption or purchase of the CENts or capital securities is permitted, except with the consent of holders of a majority by liquidation amount of the capital securities or, if the CENts have been distributed by the issuer, a majority by principal amount of the CENts.

In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, under current guidelines, rules and regulations, Federal Reserve approval is not required for the redemption of the capital securities on or after the scheduled maturity date in connection with the repayment of the CENts as described above since, in this case, the redemption would not be an early redemption but would be pursuant to our contractual obligation to repay the CENts.

“Commercially reasonable efforts” to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

We will be excused from our obligation under the indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the CENts if we provide written certification to the issuer (which the issuer will promptly forward upon receipt to each holder of record of capital securities) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

•

a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date after the scheduled maturity date, the 90-day period preceding the date of the certificate; and

•

either (i) the market disruption event continued for the entire 180-day period or 90-day period, as the case may be, or (ii) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to sell sufficient qualifying capital securities during the rest of that period to permit repayment of the CENts in full.

Payments in respect of the CENts on and after the scheduled maturity date will be applied, first, to deferred interest to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that we are not paying from other sources and, third, to repay the principal of the CENts; provided that if we are obligated to sell qualifying capital securities and make payments of principal on any outstanding parity securities in addition to the CENts in respect thereof, then on any date and for any period, such payments will be made on those other securities having an earlier scheduled maturity date than the CENts, and then on the CENts and those other parity securities having the same scheduled maturity date as the CENts pro rata in accordance with their respective outstanding principal amounts and no such payment will be made on any other parity securities having a later scheduled maturity date until the principal of the CENts has been paid in full, except to the extent permitted under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” and the last paragraph under “—Alternative Payment Mechanism.” If the amount equal to the applicable percentage of the net cash proceeds we have raised from the sale of qualifying capital securities during the relevant 180-day or 90-day period (or, if shorter, the period since we last repaid any principal amount of CENts) is less than $5 million, we will not be required to repay the CENts on the scheduled maturity date or the next interest payment date, as applicable. On the next interest payment date as of which such amount is at least $5 million, we will be required to repay a principal amount of the CENts equal to the applicable percentage of the entire net cash proceeds from the sale of qualifying capital securities during such 180-day (or shorter) period.

Final Repayment Date. The entire principal amount of the CENts, together with accrued and unpaid interest, will be due and payable on the final repayment date for the CENts (such date, the “final repayment date”) regardless of the amount of qualifying capital securities or qualifying APM securities we have issued and sold by that time. The final repayment date will initially be December 12, 2067, but we may elect to extend the final repayment date up to two times in 10-year increments on either or both of December 12, 2017 and December 12, 2027 (each, an “extension date”) and, as a result, the final repayment date may be extended to December 12, 2077 or December 12, 2087, provided that all extension criteria described below are satisfied. If the final repayment date falls on a day that is not a business day, the final repayment date will be the following business day.

With respect to each extension date, the following criteria will constitute the “extension criteria:”

•

on the applicable extension date the CENts are rated at least Baa3 by Moody’s Investors Service Inc. (“Moody’s”) or BBB- by Standard & Poor’s Ratings Service, a division of McGraw-Hill, Inc. (“S&P”), or, if Moody’s and S&P (or their respective successors) are no longer in existence, the equivalent rating by a nationally recognized statistical rating organization;

•	during the three years prior to the applicable extension date:

•	no event of default has occurred in respect of any of our then outstanding debt for money borrowed; and

•	we did not have (and do not have at the extension date) any outstanding deferred payments under any of our then-outstanding preferred stock or debt securities; and

•

on the applicable extension date we delivered a written certification to the indenture trustee dated as of such date stating that on such extension date (i) we believe that the likelihood that we will elect to defer interest on the CENts is remote, (ii) we expect to make all required payments on the CENts in accordance with their terms, and (iii) we expect to be able to satisfy our obligations under the replacement capital covenant relating to the CENts.

If the final repayment date is extended, then we will notify the indenture trustee, who will mail notice of such extension by first class mail, postage prepaid, addressed to the holders of record of the CENts at their respective last addresses appearing on the indenture trustee’s books within 30 days of such extension. Such notice will state the applicable extension date and the final repayment date after giving effect to the applicable extension. From and after the applicable extension date, the final repayment date will be the final repayment date as so extended.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of CENts, by that holder’s acceptance of the CENts, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of the CENts, whether voluntary or not, that holder of CENts will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) the earliest two years of accrued and unpaid interest (including compounded interest thereon) on such holder’s CENts and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock and any still-outstanding mandatorily convertible preferred stock that we have applied to pay such interest pursuant to the alternative payment mechanism. To the extent the remaining claim for deferred interest exceeds the amount set forth in clause (x), the holders of the CENts shall be deemed to agree that the amount they receive in respect of such excess shall not exceed the amount they would have received had such claim ranked pari passu with the claims of the holders, if any, of qualifying preferred stock.

Distribution of CENts

As described above, the CENts may be distributed in exchange for the capital securities upon dissolution and liquidation of the issuer, after satisfaction of the issuer’s liabilities to its creditors. See “Summary of Terms of Capital Securities—Optional Liquidation of Issuer and Distribution of CENts to Holders” above.

If the CENts are distributed to the holders of capital securities, we anticipate that the depository arrangements for the CENts will be substantially identical to those in effect for the capital securities. See “Global Capital Securities; Book-Entry Issuance” in the attached prospectus.

Redemption

The CENts:

•	are repayable on the scheduled maturity date or thereafter as described under “—Repayment of the Principal” above;

•	are redeemable at our option, subject to the approval of the Federal Reserve (if the redemption occurs prior to the scheduled maturity date), in whole or in part, at any time on or after December

12, 2012 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest to the date of redemption;

•

are redeemable at our option, subject to the approval of the Federal Reserve, in whole but not in part, any time prior to December 12, 2012 at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest to the date of redemption, within 90 days after the occurrence of a “capital treatment event” or a “tax event,” each as defined below;

•

are redeemable at our option, subject to the approval of the Federal Reserve, in whole but not in part, any time prior to December 12, 2012, within 90 days after the occurrence of a “rating agency event,” as defined below, at a redemption price equal to the greater of (x) 100% of the principal amount of the CENts being redeemed and (y) the “make-whole amount”, in each case plus any accrued and unpaid interest to the date of redemption; and

•	are not subject to any sinking fund or similar provisions.

Any redemption of CENts will be subject to the restrictions described under “Replacement Capital Covenant” below. In addition, under the current risk-based capital adequacy guidelines of the Federal Reserve, Federal Reserve approval is generally required for the early redemption of preferred stock or trust preferred securities included in regulatory capital. However, Federal Reserve approval is not required for the repayment of the CENts on or after the scheduled maturity date since, in this case, the repayment is not an early redemption but is pursuant to our contractual obligation to repay the CENts, subject to the limitations described under “—Repayment of Principal,” on the scheduled maturity date.

For purposes of the above, a “capital treatment event” means the reasonable determination by Susquehanna that, as a result of any:

•	amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the date hereof;

•	proposed change in those laws or regulations that is announced after the date hereof; or

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after date hereof;

there is more than an insubstantial risk that Susquehanna will not be entitled to treat an amount equal to the liquidation amount of the capital securities as “Tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve applicable to bank holding companies, as then in effect.

For purposes of the above, a “tax event” means that Susquehanna has requested and received an opinion of counsel experienced in such matters to the effect that, as a result of any:

•

amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or issued or becomes effective after the date hereof;

•	proposed change in those laws or regulations that is announced after the date hereof;

•

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the date hereof; or

•

threatened challenge asserted in writing in connection with an audit of us, the issuer or our subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the CENts or the capital securities;

there is more than an insubstantial risk that:

•	the issuer is, or will be, subject to United States federal income tax with respect to income received or accrued on the CENts;

•	interest payable by us on the CENts is not, or will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the issuer is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

For purposes of the above, a “rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Securities Exchange Act of 1934 that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the CENts, which amendment, clarification or change results in:

•

the shortening of the length of time the CENts are assigned a particular level of equity credit by that rating agency as compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the issue date of the capital securities, or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the CENts by that rating agency as compared to the equity credit assigned by that rating agency or its predecessor on the issue date of the capital securities.

For purposes of the above, the “make-whole amount” will equal the sum of the present values of the remaining scheduled payments of principal (discounted from December 12, 2012) and interest that would have been payable to and including December 12, 2012 (discounted from their respective interest payment dates) on the CENts being redeemed (not including any portion of such payments of interest accrued to the redemption date) to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 0.50%.

For the purposes of the above:

•

“treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•

“treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the CENts being redeemed in a tender offer based on a spread to United States Treasury yields;

•

“treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Wall Street Journal in the table entitled “Treasury Bonds, Notes, and Bills,” as determined by the treasury dealer, except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as the treasury dealer considers to be appropriate under the circumstances; and

•

“treasury dealer” means Morgan Stanley & Co. Incorporated (or its successor) or, if Morgan Stanley & Co. Incorporated (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes.

Events of Default

The indenture provides that any one or more of the following events with respect to the CENts that has occurred and is continuing constitutes an event of default:

•

default in the payment of any interest, including compounded interest, in full on any CENt for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period if at such time such deferral period has not ended;

•

default in the payment of the principal of the CENts when due whether on the final repayment date, upon redemption or otherwise, subject to the limitations described under “—Repayment of Principal”; or

•	certain events of bankruptcy, insolvency and reorganization involving us.

If an event of default under the indenture arising from a default in the payment of interest of the type described in the first bullet point above has occurred and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding CENts will have the right to declare the entire principal amount of, and all accrued and unpaid interest (including compounded interest) on CENts to be due and payable immediately. If the debenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the CENts fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. If an event of default under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs, the principal of and accrued interest on the CENts will automatically, and without any declaration or other action on the part of the debenture trustee or any holder of CENts, become immediately due and payable. In case of any other event of default, there is no right to declare the principal amount of the CENts immediately due and payable.

In cases specified in the indenture, the holders of a majority in principal amount of the CENts or the holders of a majority in aggregate liquidation amount of the capital securities may, on behalf of all holders of the CENts, waive any default, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder.

So long as the CENts are owned by the issuer or the property trustee, a holder of capital securities may institute a direct action against us for failure to pay principal or interest on the CENts when due, taking into account any deferral period, or if we breach our obligations to issue qualifying APM securities pursuant to the alternative payment mechanism as described under “—Alternative Payment Mechanism” above or to use commercially reasonable efforts to sell qualifying capital securities as described under “—Repayment of Principal” above, in each case subject to a market disruption event.

We will not enter into any supplemental indenture with the indenture trustee to add any additional event of default with respect to the CENts without the consent of the holders of at least a majority in aggregate outstanding principal amount of the CENts.

The holders of a majority of the aggregate outstanding principal amount of the CENts have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee with respect to the CENts.

REPLACEMENT CAPITAL COVENANT

We have summarized below certain terms of the replacement capital covenant. This summary is not a complete description of the replacement capital covenant and is qualified in its entirety by the terms and provisions of the full document, which is available from us upon request.

At or around the time of issuance of the capital securities, we will enter into a replacement capital covenant pursuant to which we will agree for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the CENts (or in certain limited cases, long-term indebtedness of its “largest depository institution subsidiary”) that we will not repay, redeem or purchase, nor will any of our subsidiaries purchase, all or any part of the CENts or the capital securities at any time before December 12, 2067, unless (a) in the case of a redemption or purchase prior to the scheduled maturity date, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies and (b) either:

•	the principal amount repaid or the applicable redemption or purchase price does not exceed the sum of:

•	the applicable percentage of the aggregate amount of net cash proceeds we and our subsidiaries have received from the sale of replacement capital securities; plus

•

the applicable percentage of the market value of any common stock that we or any of our subsidiaries have delivered as consideration for property or assets in an arm’s-length transaction or issued in connection with the conversion or exchange of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries has received equity credit from any rating agency;

in each case to persons other than Susquehanna and its subsidiaries within the applicable “measurement period” (without double counting proceeds received in any prior measurement period); or

•

the CENts or capital securities are exchanged for consideration that includes an aggregate principal amount or liquidation preference (or, in the case of common stock, market value) of replacement capital securities equal to at least 1 divided by the applicable percentage (expressed as a percentage) of the aggregate principal amount of CENts or capital securities that are exchanged.

“Replacement capital securities” means common stock or rights to acquire common stock (including common stock or rights to acquire common stock issued pursuant to our dividend reinvestment plan or employee benefit plans), “debt exchangeable for common equity,” “debt exchangeable for preferred equity,” “mandatorily convertible preferred stock,” “REIT preferred securities” and “qualifying capital securities.” For purposes of the replacement capital covenant, the term “repay” includes our defeasance of the CENts as well as the satisfaction and discharge of our obligations under the indenture with respect to the CENts.

The replacement capital covenant will terminate if an event of default resulting in acceleration of the CENts occurs. In addition, the replacement capital covenant will not apply to any distribution of the junior subordinated notes to holders of the CENts upon a dissolution of the Trust.

The following terms, as used in this description of the replacement capital covenant, have the meanings indicated:

“Applicable percentage” means:

•

with respect to common stock or qualifying warrants, 100 divided by (i) 75% with respect to any repayment, redemption or purchase prior to the date that is 50 years prior to the final repayment date, (ii) 50% with respect to any repayment, redemption or purchase on or after the date that is 50 years prior to the final repayment date and prior to the date that is 30 years prior to the final repayment date; and (iii) 25% with respect to any repayment, redemption or purchase on or after the date that is 30 years prior to the final repayment date;

•

with respect to debt exchangeable for common equity, debt exchangeable for preferred equity, mandatorily convertible preferred stock, REIT preferred securities or qualifying capital securities described under clause (1) of that term, 75 divided by (i) 75% with respect to any repayment, redemption or purchase prior to the date that is 50 years prior to the final repayment date, (ii) 50% with respect to any repayment, redemption or purchase on or after the date that is 50 years prior to the final repayment date and prior to the date that is 30 years prior to the final repayment date; and (iii) 25% with respect to any repayment, redemption or purchase on or after the date that is 30 years prior to the final repayment date;

•

with respect to qualifying capital securities described under clause (2) of that term, 50 divided by (i) 50% with respect to any repayment, redemption or purchase on or after the date that is 50 years prior to the final repayment date and prior to the date that is 30 years prior to the final repayment date; and (ii) 25% with respect to any repayment, redemption or purchase on or after the date that is 30 years prior to the final repayment date; and

•

with respect to qualifying capital securities described under clause (3) of that term, 100% with respect to any repayment, redemption or purchase on or after the date that is 30 years prior to the final repayment date.

“Common stock” means any of our equity securities (including equity securities held as treasury shares and equity securities sold pursuant to our dividend reinvestment plan and employee benefit plans) that have no preference in the payment of dividends or amounts payable upon our liquidation, dissolution or winding up (including a security that tracks the performance of, or relates to the results of, a business, unit or division of ours), and any securities issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

“Debt exchangeable for common equity” means a security or combination of securities (together in this definition, “such securities”) that:

•

gives the holder a beneficial interest in (i) a fractional interest in a stock purchase contract for a share of common stock that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of the subordinated debt securities referred to in clause (ii), subject to customary anti-dilution adjustments and (ii) our or one of our subsidiaries’ subordinated debt securities that are non-callable prior to the settlement date of the stock purchase contracts;

•

provides that the holders directly or indirectly grant us a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase common stock pursuant to such stock purchase contracts;

•

includes a remarketing feature pursuant to which the subordinated debt securities are remarketed to new investors commencing not later than the last distribution date that is at least one month prior to the settlement date of the stock purchase contract; and

•

provides for the proceeds raised in the remarketing to be used to purchase common stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by our exercising our remedies as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders in the “debt exchangeable for common equity.”

“Debt exchangeable for preferred equity” means a security or combination of securities (together in this definition, “such securities”) that:

•	gives the holder a beneficial interest in (i) our or one of our subsidiaries’ (in this definition, the “issuer”) subordinated debt securities that include a provision permitting the issuer to defer distributions in whole or in part on such securities for one or more distribution periods of up to at least seven years without any remedies other than permitted remedies and that are the most junior subordinated debt of the issuer (or rank pari passu with the most junior subordinated debt of the issuer) and (ii) an interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in our qualifying preferred stock;

•

provides that the holders directly or indirectly grant to us a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase qualifying preferred stock pursuant to such stock purchase contracts;

•

includes a remarketing feature pursuant to which the subordinated debt of the issuer is remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of such securities or earlier in the event of an early settlement event based on (i) our capital ratios, (ii) our capital ratios as anticipated by the Federal Reserve or (iii) the dissolution of the issuer of such “debt exchangeable for preferred equity”;

•

provides for the proceeds raised in the remarketing to be used to purchase qualifying preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities, provides that we will settle the stock purchase contracts by exercising our rights as a secured creditor with respect to our subordinated debt securities or other collateral directly or indirectly pledged by investors in the “debt exchangeable for preferred equity”;

•

includes a “qualifying replacement capital covenant” that will apply to such securities and to any qualifying preferred stock issued pursuant to the stock purchase contracts, provided that such “qualifying replacement capital covenant” will not include “debt exchangeable for common equity” or “debt exchangeable for preferred equity” as “replacement capital securities”; and

•	after the issuance of such qualifying preferred stock, provides the holder with a beneficial interest in such qualifying preferred stock.

“Mandatorily convertible preferred stock” means preferred stock with (i) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (ii) a requirement that the preferred stock convert into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.

“Measurement date” means (i) with respect to any repayment, redemption or purchase of CENts or capital securities on or prior to the scheduled maturity date, the date that is 180 days prior to delivery of notice of such repayment or redemption or the date of such purchase; and (ii) with respect to any repayment, redemption or purchase of CENts or capital securities after the scheduled maturity date, the date that is 30 days prior to the date of such repayment, redemption or purchase, except that, if during the 150-day (or any shorter) period preceding such date, the issuer issued replacement capital securities to third parties but no repayment, redemption or purchase was made in connection therewith, the date upon which such 150-day (or shorter) period began.

“Measurement period” means, with respect to any date on which notice of repayment or redemption is delivered with respect to CENts or capital securities or on which we repurchase, or any subsidiary purchases, any CENt or capital security, the period beginning on the measurement date with respect to such notice or purchase date and ending on such notice or purchase date, as the case may be. No two measurement periods under the replacement capital covenant can run concurrently with each other.

“Qualifying capital securities” means securities or combinations of securities (other than common stock, rights to acquire common stock, securities convertible into or exchangeable for common stock (such as mandatorily convertible preferred stock and debt exchangeable for common equity), debt exchangeable for preferred equity or REIT preferred securities) that, in the determination of our board of directors reasonably construing the definitions and other terms of the replacement capital covenant described herein, meet one of the following criteria:

(1) in connection with any repayment, redemption or purchase of CENts or capital securities prior to 50 years prior to the final repayment date,

(a) securities issued by us or our subsidiaries that (x) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (y) have no maturity or a maturity of at least 60 years and (z) either:

•	(I) have a “no payment provision” or are “non-cumulative” and (II) are subject to a “qualifying replacement capital covenant” or

•	have an “optional deferral provision” and a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

(b) securities issued by us or our subsidiaries that (i) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (ii) have no maturity or a maturity of at least 40 years, and are subject to a “qualifying replacement capital covenant,” and (iii) have an “optional deferral provision” and a “mandatory trigger provision”; or

(c) qualifying preferred stock; or

(2) in connection with any repayment, redemption or purchase of CENts or capital securities on or after the date that is 50 years prior to the final repayment date and prior to the date that is 30 years prior to the final repayment date,

(a) all securities described in clause (i) of this definition;

(b) securities issued by us or our subsidiaries that (x) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (y) have no maturity or a maturity of at least 60 years, and (z) either:

•	are subject to a “qualifying replacement capital covenant” and have an “optional deferral provision” or

•	(I) are subject to “intent-based replacement disclosure” and (II) have a “no payment provision” or are “non-cumulative”;

(c) securities issued by us or our subsidiaries that (1) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (2) have no maturity or a maturity of at least 40 years, and (3) either:

•	(I) have a “no payment provision” or are “non-cumulative” and (II) are subject to a “qualifying replacement capital covenant” or

•	have an “optional deferral provision” and a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

(d) securities issued by us or our subsidiaries that (1) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (2) have no maturity or a maturity of at least 25 years and are subject to a “qualifying replacement capital covenant,” and (3) have an “optional deferral provision” and a “mandatory trigger provision”; or

(e) securities issued by us or our subsidiaries that (1) rank senior to the CENts and securities that are pari passu with the CENts but junior to all of our other debt securities (other than (x) the CENts and securities that are pari passu with the CENts and (y) securities that are pari passu with such qualifying capital securities) upon our liquidation, dissolution or winding up, and (2) either:

•

have no maturity or a maturity of at least 60 years and either (1) are (x) “non-cumulative” or subject to a “no-payment provision” and (y) subject to a “qualifying replacement capital covenant” or (2) have a “mandatory trigger provision” and an “optional deferral provision” and are subject to “intent-based replacement disclosure” or

•	have no maturity or a maturity of at least 40 years, are subject to a “qualifying replacement capital covenant” and have a “mandatory trigger provision” and an “optional deferral provision”;

(f) preferred stock issued by us or our subsidiaries that (1) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (2) has no maturity or a maturity of at least 60 years, and (3) is subject to a “qualifying replacement capital covenant”;

(3) in connection with any repayment, redemption or purchase of CENts or capital securities on or after the date that is 30 years prior to the final repayment date,

(a) all securities described in clause (i) or (ii) in this definition;

(b) securities issued by us or our subsidiaries that (1) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (2) have an “optional deferral provision” and (3) either:

•	have no maturity or a maturity of at least 60 years and are subject to “intent-based replacement disclosure” or

•	(I) have no maturity or a maturity of at least 40 years and (II) are subject to a “qualifying replacement capital covenant”;

(c) securities issued by us or our subsidiaries that (1) rank pari passu with or junior to the CENts upon our liquidation, dissolution or winding-up, (2) have no maturity or a maturity of at least 40 years and are subject to “intent-based replacement disclosure” and (3) are “non-cumulative” or have a “no payment provision”;

(d) securities issued by us or our subsidiaries that (1) rank senior to the CENts and securities that are pari passu with the CENts but junior to all of our other debt securities (other than (x) the CENts and securities that are pari passu with the CENts and (y) securities that are pari passu with such qualifying capital securities) upon our liquidation, dissolution or winding up, and (2) either:

•

have no maturity or a maturity of at least 60 years and either (1) have an “optional deferral provision” and are subject to a “qualifying replacement capital covenant” or (2) (x) are “non-cumulative” or have a “no payment provision” and (y) are subject to “intent-based replacement disclosure” or

•

have no maturity or a maturity of at least 40 years and either (1) (x) are “non-cumulative” or have a “no payment provision” and (y) are subject to a “qualifying replacement capital covenant” or (2) are subject to “intent-based replacement disclosure” and have a “mandatory trigger provision” and an “optional deferral provision”; or

•

preferred stock issued by us or our subsidiaries that either (a) has no maturity or a maturity of at least 60 years and is subject to “intent-based replacement disclosure” or (b) has a maturity of at least 40 years and is subject to a “qualifying replacement capital covenant.”

“REIT preferred securities” means non-cumulative perpetual preferred stock of a subsidiary of Susquehanna that we hold through a subsidiary (a “depository institution subsidiary”) that is a depository institution within the meaning of 12 C.F.R. § 204.2(m), which issuing subsidiary may or may not be a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended, that is exchangeable for our non-cumulative perpetual preferred stock and that satisfies the following requirements:

•	such non-cumulative perpetual preferred stock and the related non-cumulative perpetual preferred stock for which it may be exchanged qualifies as Tier 1 capital of the depository institution subsidiary under the risk-based capital guidelines of the appropriate federal banking agency and related interpretive guidance of such agency;

•

such non-cumulative perpetual preferred stock must be exchangeable automatically into our non-cumulative perpetual preferred stock in the event that the appropriate federal banking agency directs such depository institution subsidiary in writing to make a conversion because such depository institution subsidiary is (i) undercapitalized under the applicable prompt corrective action regulations, (ii) placed into conservatorship or receivership, or (iii) expected to become undercapitalized in the near term;

•

if the issuing subsidiary is a REIT, the transaction documents include provisions that would enable the REIT to stop paying dividends on its non-cumulative perpetual preferred stock without causing the REIT to fail to comply with the income distribution and other requirements of the Internal Revenue Code of 1986, as amended, applicable to REITs;

•

our non-cumulative perpetual preferred stock issued upon exchange for the non-cumulative perpetual preferred stock issued as part of such transaction ranks pari passu with or junior to our other preferred stock; and

•	such “REIT preferred securities” and non-cumulative perpetual preferred stock for which it may be exchanged are subject to a “qualifying replacement capital covenant.”

“Termination date” means the earliest date to occur of:

•	December 12, 2067;

•

the date, if any, on which the holders of a majority in principal amount of the then effective series of covered debt consent or agree in writing to the termination of the replacement capital covenant and the obligations of Susquehanna thereunder;

•

the date on which neither Susquehanna nor any of its Depository Institution Subsidiaries has any series of outstanding eligible senior debt or eligible subordinated debt (in each case without giving effect to certain rating requirement); and

•	the occurrence of an event of default that results in the acceleration of the CENts.

For purposes of the definition of “qualifying capital securities,” the following terms shall have the meanings indicated:

“Alternative payment mechanism” means, with respect to any “qualifying capital securities,” provisions in the related transaction documents permitting us, in our sole discretion, or in response to a directive or order from the Federal Reserve, to defer or skip in whole or in part payment of distributions on such “qualifying capital securities” for one or more consecutive distribution periods up to 10 years and requiring us to issue (or use commercially reasonable efforts to issue) one or more types of “qualifying APM securities” raising eligible proceeds at least equal to the deferred distributions on such “qualifying capital securities” and apply the proceeds to pay unpaid distributions on such “qualifying capital securities,” commencing on the earlier of (i) the first distribution date after commencement of a deferral period on which we pay current distributions on such “qualifying capital securities” and (ii) the fifth anniversary of the commencement of such deferral period, and that:

•

define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by us or any of our subsidiaries as consideration for such “qualifying APM securities”) that we have received during the 180 days prior to the related distribution date from the issuance of “qualifying APM securities,” up to the “preferred cap” (as defined below) in the case of “qualifying APM securities” that are “qualifying preferred stock” or “mandatorily convertible preferred stock”;

•

permit us to pay current distributions on any distribution date out of any source of funds but (x) require us to pay deferred distributions only out of eligible proceeds and (y) prohibit us from paying deferred distributions out of any source of funds other than eligible proceeds;

•

if deferral of distributions continues for more than one year, require us and our subsidiaries not to redeem or purchase any of our securities ranking junior to or pari passu with any “qualifying APM securities” the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred distributions have been paid (a “repurchase restriction”), other than the following (none of which shall be restricted or prohibited by a repurchase restriction):

•	purchases of such securities by our subsidiaries in connection with the distribution thereof or market-making or other secondary-market activities;

•

purchases, redemptions or other acquisitions of shares of our common stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or

•

purchases of shares of our common stock pursuant to a contractually binding requirement to buy our common stock entered into prior to the beginning of the related deferral period, including under a contractually binding stock repurchase plan;

•

notwithstanding the second bullet point of this definition, if the Federal Reserve disapproves our sale of “qualifying APM securities” or the use of the proceeds thereof to pay deferred distributions, may (if we elect to so provide in the terms of such “qualifying capital securities”) permit us to pay deferred distributions from any source or, if the Federal Reserve does not disapprove our issuance and sale of “qualifying APM securities” but disapproves the use of the proceeds thereof to pay deferred distributions, may (if we elect to so provide in the terms of such “qualifying capital securities”) permit us to use such proceeds for other purposes and to continue to defer distributions, without a breach of our obligations under the transaction documents;

•

limit our obligation to issue (or use commercially reasonable efforts to issue) “qualifying APM securities” that are common stock and qualifying warrants to settle deferred distributions pursuant to the “alternative payment mechanism” either (i) during the first 5 years of any deferral period or (ii) before an anniversary of the commencement of any deferral period that is not earlier than the fifth such anniversary and not later than the ninth such anniversary (as designated in the terms of such “qualifying capital securities”) with respect to deferred distributions attributable to the first 5 years of such deferral period, to:

•	to an aggregate amount of such securities, the net proceeds from the issuance of which is equal to 2% of our market capitalization; or

•

to a number of shares of common stock and shares purchasable upon exercise of “qualifying warrants,” in the aggregate, not in excess of 2% of the outstanding number of shares of our common stock (the “common cap”); and

•

limit our right to issue “qualifying APM securities” that are “qualifying preferred stock” and “mandatorily convertible preferred stock” to settle deferred distributions pursuant to the “alternative payment mechanism” to an aggregate amount of “qualifying preferred stock” and still-outstanding “mandatorily convertible preferred stock” issued pursuant to the alternative payment mechanism, the net proceeds from the issuance of which with respect to all deferral periods is equal to 25% of the liquidation or principal amount of such “qualifying capital securities” (the “preferred cap”);

•	in the case of “qualifying capital securities” other than non-cumulative preferred stock, include a “bankruptcy claim limitation provision”;

•	may include a provision that, notwithstanding the common cap and the preferred cap, for purposes of paying deferred distributions, limits our ability to sell shares of our common stock, qualifying warrants or mandatorily convertible preferred stock above an aggregate cap specified in the transaction documents (a “share cap”), subject to our agreement to use commercially reasonable efforts to increase the share cap amount from time to time to a number of shares to the extent necessary to satisfy our future fixed or contingent obligations under the “qualifying capital securities” and other securities and derivative instruments that provide for settlement or payment in shares of our common stock or if we cannot increase the share cap amount as contemplated in the preceding bullet point, by requesting our board of directors to adopt a resolution for shareholder vote at the next occurring annual shareholders’ meeting to increase the number of shares of our authorized common stock for purposes of satisfying our obligations to pay deferred distributions; and

•

permit us, at our option, to provide that if we are involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the business combination, then the first three bullet points of this definition will not apply to any deferral period that is terminated on the next distribution date following the date of consummation of the business combination (or if later, at any time within 90 days following the date of consummation of the business combination);

provided (and it being understood) that:

•	we shall not be obligated to issue (or use commercially reasonable efforts to issue) “qualifying APM securities” for so long as a market disruption event has occurred and is continuing;

•

if, due to a market disruption event or otherwise, we are able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, we will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap,” the “share cap” and the “preferred cap,” as applicable; and

if we have outstanding more than one class or series of securities under which we are obligated to sell a type of “qualifying APM securities” and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds we receive from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap,” the “share cap” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities, or on such other basis as the Federal Reserve may approve.

“Bankruptcy claim limitation provision” means, with respect to any “qualifying capital securities” that have an “alternative payment mechanism” or a “mandatory trigger provision,” provisions that, upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (i) any deferral period, in the case of securities that have an “alternative payment mechanism,” or (ii) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a “mandatory trigger provision,” to:

•

in the case of “qualifying capital securities” having an “alternative payment mechanism” or “mandatory trigger provision” with respect to which the “qualifying APM securities” do not include “qualifying preferred stock” or “mandatorily convertible preferred stock,” 25% of the stated or principal amount of such “qualifying capital securities” then outstanding; and

•

in the case of any other “qualifying capital securities,” an amount not in excess of the sum of (a) the amount of interest that relates to the earliest two years of the portion of the deferral period for which interest has not been paid and (b) an amount equal to the excess, if any, of the “preferred cap” over the aggregate amount of net proceeds from the sale of qualifying preferred stock and mandatory convertible preferred stock that is still outstanding that the issuer has applied to pay such distributions pursuant to the “alternative payment mechanism” or the “mandatory trigger provision”; provided that the holders of such “qualifying capital securities” are deemed to agree that, to the extent the claim for such deferred amount exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

“Intent-based replacement disclosure” means, as to any “qualifying preferred stock” or “qualifying capital securities,” that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Securities and Exchange Commission made by the issuer under the Securities Exchange Act of 1934 prior to or contemporaneously with the issuance of such securities, that the issuer and its subsidiaries will repay, redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased, raised within 180 days prior to the applicable repayment, redemption or repurchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definitions of “qualifying capital securities” and “qualifying preferred stock,” the requirement in each such definition that a particular security or the related transaction documents include “intent-based replacement disclosure” shall be disregarded and given no force or effect for so long as we are a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Mandatory trigger provision” means, as to any “qualifying capital securities,” provisions in the terms thereof or of the related transaction agreements that:

•

require the issuer of such securities to make payment of distributions on such securities only pursuant to the issuance and sale of “qualifying APM securities” within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including all deferred and accumulated amounts) and require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (i) such “mandatory trigger provision” shall limit the issuance and sale of common stock and “qualifying warrants” the proceeds of which must be applied to pay such distributions pursuant to such provision to the “common cap,” unless the “mandatory trigger provision” requires such issuance and sale within one year of such failure, and (ii) the amount of qualifying preferred stock and still-outstanding mandatorily convertible preferred stock issued pursuant to the mandatory trigger provision the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the “preferred cap”;

•	if the provisions described in the first bullet point do not require such issuance and sale within one year of such failure, include a “repurchase restriction”;

•

prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon our liquidation, dissolution or winding up junior to or pari passu with any qualifying APM securities the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in the first bullet point to pay such deferred distributions in full; and

•	include a “bankruptcy claim limitation provision”;

provided (and it being understood) that:

•	the issuer will not be obligated to issue (or use commercially reasonable efforts to issue) “qualifying APM securities” for so long as a market disruption event has occurred and is continuing;

•

if, due to a market disruption event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, the issuer will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the “common cap” and “preferred cap,” as applicable; and

•

if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of “qualifying APM securities” and applies some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the “common cap” and the “preferred cap,” as applicable, in proportion to the total amounts that are due on such securities.

No remedy other than permitted remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such “qualifying capital securities” as a result of the issuer’s failure to pay distributions because of the “mandatory trigger provision” until distributions have been deferred for one or more distribution periods that total together at least 10 years. The Federal Reserve has not approved as a Tier 1 capital instrument for bank holding companies securities containing a “mandatory trigger provision” that otherwise would be “qualifying capital securities” and, accordingly, these securities would not constitute Tier 1 capital unless such approval is obtained.

“No payment provision” means a provision or provisions in the transaction documents for securities or combinations of securities (referred to in this definition as “such securities”) that include (i) an “alternative payment mechanism” and (ii) an “optional deferral provision” modified and supplemented from the general definition of that term to provide that the issuer of such securities may, in its sole discretion, or (if the issuer elects to so provide in the terms of such securities) shall in response to a directive or order from the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to 5 years or, if a market disruption event has occurred and is continuing, 10 years, without any remedy other than “permitted remedies” and the obligations (and limitations on obligations) described in the definition of “alternative payment mechanism” applying.

“Non-cumulative” means, with respect to any “qualifying capital securities,” the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more “permitted remedies.”

“Optional deferral provision” means, as to any “qualifying capital securities,” a provision in the terms thereof or of the related transaction agreements to the effect that:

•

the issuer of such “qualifying capital securities” may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to 5 years or, if a market disruption event is continuing, 10 years, without any remedy other than permitted remedies and (ii) such securities are subject to an “alternative payment mechanism” (provided that such “alternative payment mechanism” need not apply during the first 5 years of any deferral period and need not include a “common cap,” “preferred cap,” “bankruptcy claim limitation provision” or “repurchase restriction”), or

•

the issuer of such “qualifying capital securities” may, in its sole discretion, or shall in response to a directive or order from the Federal Reserve, defer or skip in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to 10 years, without any remedy other than “permitted remedies.”

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (i) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded) and (ii) complete or partial prohibitions on the issuer paying distributions on and on the issuer and its subsidiaries purchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying APM securities” means, with respect to an “alternative payment mechanism” or any “mandatory trigger provision,” one or more of the following (as designated in the transaction documents for any “qualifying capital securities” that include an “alternative payment mechanism” or a “mandatory trigger provision,” as applicable):

•	common stock,

•	qualifying warrants,

•	mandatorily convertible preferred stock or

•	qualifying preferred stock,

provided that:

•	if the “qualifying APM securities” for any “alternative payment mechanism” or “mandatory trigger provision” include both common stock and qualifying warrants,

•	such “alternative payment mechanism” or “mandatory trigger provision” may permit, but need not require, us to issue qualifying warrants; and

•

we may, without the consent of the holders of the qualifying capital securities, amend the definition of “qualifying APM securities” to eliminate common stock or qualifying warrants (but not both) from the definition if we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes;

•	if the “qualifying APM securities” for any “alternative payment mechanism” or “mandatory trigger provision” include “mandatorily convertible preferred stock,”

•	such “alternative payment mechanism” or “mandatory trigger provision” may permit, but need not require, us to issue mandatorily convertible preferred stock; and

•

we may, without the consent of the holders of the qualifying capital securities, amend the definition of “qualifying APM securities” to eliminate “mandatorily convertible preferred stock” from the definition if we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in its earnings per share as calculated for financial reporting purposes.

“Qualifying replacement capital covenant” means a replacement capital covenant that is substantially similar to the replacement capital covenant described herein or a replacement capital covenant, as identified by our board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant described herein, (i) entered into by an issuer company that at the time it enters into such replacement capital covenant is a reporting company under the Securities Exchange Act of 1934 and (ii) that restricts the related issuer and its subsidiaries from redeeming, repaying or purchasing identified securities except to the extent of the specified percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the 180-day period prior to the applicable redemption, repayment or purchase date; provided that a qualifying replacement capital covenant with respect to debt exchangeable for preferred equity may terminate at any time not less than 10 years after the issuance of the “qualifying preferred stock” and that a qualifying replacement capital covenant with respect to REIT preferred securities may terminate at any time not less than 10 years after their issuance.

Our ability to raise proceeds from replacement capital securities during the applicable measurement period with respect to any repayment, redemption or purchase of CENts or capital securities will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The initial series of indebtedness benefiting from our replacement capital covenant is our 4.75% subordinated notes due May 2014. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity or is to be redeemed or purchased such that the outstanding principal amount is less than $50 million, subject to additional procedures. We expect that, at all times prior to December 12, 2067, we will be subject to the replacement capital covenant and, accordingly, restricted in our ability to repay, redeem or purchase the CENts or the capital securities.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It may not be enforced by the holders of the CENts or the capital securities. We may amend or supplement the replacement capital covenant from time to time with the consent of the majority in principal amount of the holders of the then-effective specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) such amendment or supplement eliminates common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities if, after the date of the replacement capital covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock, debt exchangeable for common equity, rights to acquire common stock and/or mandatorily convertible preferred stock as replacement capital securities would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States, (ii) such amendment or supplement is not adverse to the covered debtholders, and an officer of Susquehanna has delivered to the holders of the then-effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the covered debtholders, or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities, and an officer of Susquehanna has delivered to the holders of the then effective series of covered debt a written certificate to that effect, it being understood that any such amendment or supplement may fall into one or more of the preceding clauses (i) through (iii). For the avoidance of doubt, an amendment or supplement that adds new types of securities qualifying as replacement capital securities or modifies the requirements of securities qualifying as replacement capital securities would not be adverse to the covered debtholders if, following such amendment or supplement, the replacement capital covenant would satisfy clause (ii) of the definition of “qualifying replacement capital covenant” above. The foregoing sentence will not be deemed to mean that any other amendment or supplement would be adverse to the holders of the then-effective series of covered debt.

We may generally amend or supplement the replacement capital covenant without the consent of the holders of the CENts. With respect to qualifying capital securities, on the other hand, we have agreed in the indenture for the CENts that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of “qualifying capital securities” that it may include for purposes of determining when repayment, redemption or purchase of the CENts or capital securities is permitted, except with the consent of holders of a majority in liquidation amount of the capital securities or, if the CENts have been distributed by the issuer, a majority in principal amount of the CENts.

GUARANTEE OF CAPITAL SECURITIES

Under the guarantee, Susquehanna will fully and unconditionally guarantee payment of amounts due under the capital securities on a subordinated basis and only to the extent the trust has funds available for payment of those amounts. The guarantee does not cover payments if the trust does not have sufficient funds to make the distribution payments, including, for example, if Susquehanna has failed to pay to the trust amounts due under the CENts or if it elects to defer payment of interest under the CENts. As issuer of the CENts, Susquehanna is also obligated to pay the expenses and other obligations of the trust, other than its obligations to make payments on the capital securities.

For a description of the terms of our guarantee, see “Description of the Guarantees” in the attached prospectus. The trust agreement provides that, by your acceptance of capital securities, you agree to the provisions of the guarantee and the indenture.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following summary describes certain United States federal income tax consequences of the purchase, ownership and disposition of the capital securities as of the date hereof. Unless otherwise stated, this summary deals only with capital securities held as capital assets by a holder who purchases the capital securities upon original issuance at their initial offering price and does not constitute a detailed description of the United States federal income and estate tax considerations applicable to you if you are subject to special treatment under the United States federal income or estate tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the capital securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a person who is an investor in a pass-through entity; or

•	a United States person whose “functional currency” is not the U.S. dollar.

As used herein, the term “United States holder” means a holder of the capital securities that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-United States holder” means a beneficial owner of a capital security (other than a partnership) that is not a United States holder.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

In addition, the authorities on which this summary is based are subject to various interpretations. The capital securities are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the capital securities. We have not sought any rulings concerning the treatment of the capital securities, and the opinions of Simpson Thacher & Bartlett LLP expressed herein are not binding on the Internal Revenue Service (“IRS”) or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this summary or that a court would not sustain such a challenge. Nevertheless, Simpson Thacher & Bartlett LLP has advised us that they believe that, if challenged, the opinions expressed in this summary would be sustained by a court with jurisdiction in a properly presented case.

If a partnership holds the capital securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the capital securities, you should consult your tax advisors.

This summary does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of the capital securities, you should consult your own tax advisors concerning the United States federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

Classification of the Issuer

In connection with the issuance of the capital securities, Simpson Thacher & Bartlett LLP is of the opinion that, under current law and assuming full compliance with the terms of the Trust Agreement, and based on certain facts and assumptions contained in its opinion, the issuer will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial interest in the CENts and required to include in your gross income your pro rata share of the interest income or original issue discount that is paid or accrued on the CENts. See “Interest Income and Original Issue Discount” below.

Classification of the CENts

By purchasing the capital securities, each holder of the capital securities agrees, and Susquehanna and the issuer agree to treat the CENts as indebtedness for all United States federal income tax purposes. In connection with the issuance of the CENts, Simpson Thacher & Bartlett LLP, our special tax counsel, has advised us that, under current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the representations, facts and assumptions set forth in its opinion, although the matter is not free from doubt, the CENts will be characterized as indebtedness for United States federal income tax purposes. The remainder of this discussion assumes that the CENts will not be recharacterized as other than indebtedness of Susquehanna.

United States Holders

The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a United States holder of capital securities.

Interest Income and Original Issue Discount

Under applicable U.S. Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount (“OID”). We believe that, as of the date of this prospectus, the likelihood that we will exercise our option to defer payments of interest under the terms of the CENts is remote within the meaning of the United States

Treasury regulations. Accordingly, upon issuance, we believe the CENts will not be treated as issued with OID. In such case, subject to the discussion below, the CENts will not be subject to the special OID rules, at least upon initial issuance, so that you will generally be taxed on the stated interest on the CENts as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

If, however, we exercise our right to defer payments of interest on the CENts, the CENts will become OID instruments at that time. In that case, you will be subject to special OID rules described below. Once the CENts become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding. Under the OID economic accrual rules, the following occurs:

•

regardless of your method of accounting, you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the CENts using the constant-yield-to-maturity method of accrual described in section 1272 of the Code;

•	the actual cash payments of interest you receive on the CENts would not be reported separately as taxable income;

•	any amount of OID included in your gross income, whether or not during a deferral period, with respect to the capital securities will increase your tax basis in those capital securities; and

•	the amount of distributions that you receive in respect of that accrued OID will reduce your tax basis in those capital securities.

The IRS has not yet addressed in any rulings or other interpretations the U.S. Treasury regulations dealing with OID and the deferral of interest payments where the issuer of a debt instrument has a right to defer interest payments. It is possible that the IRS could assert that the CENts were issued initially with OID merely because of our right to defer interest payments. If the IRS were successful in this regard, you would be subject to the special OID rules described above, regardless of whether we exercise our option to defer payments of interest on the CENts.

Distribution of CENts or Cash to Holders of Capital Securities

As described under the caption “Summary of Terms of Capital Securities—Optional Liquidation of Issuer and Distribution of CENts to Holders” above, the CENts held by the issuer may be distributed to you in exchange for your capital securities if the issuer is liquidated before the maturity of the CENts, as long as we first receive the approval of the Federal Reserve to do so, if that approval is then required under the Federal Reserve’s capital rules. Under current law, this type of distribution from a grantor trust would not be taxable. Upon such distribution, you will receive your proportional share of the CENts previously held indirectly through the issuer. Your holding period and aggregate tax basis in the CENts will equal the holding period and aggregate tax basis that you had in your capital securities before the distribution. If, however, the issuer is treated as an association taxable as a corporation, a tax event will occur. If we elect to distribute the CENts to you at this time or redeem the capital securities and distribute the resulting cash, the distribution or the distribution and redemption would be taxable to the issuer and to you.

As described under “Summary of Terms of CENts—Redemption”, we may in certain circumstances redeem the CENts and distribute cash in liquidation of the issuer. This redemption for cash would be taxable as described below in “—Sales of Capital Securities or CENts.”

If you receive the CENts in exchange for your capital securities, you would accrue interest in respect of the CENts received from the issuer in the manner described above under “—Interest Income and Original Issue Discount.”

Sales of Capital Securities or CENts

If you sell your capital securities or CENts or receive cash upon redemption of the capital securities or the CENts, you will recognize gain or loss equal to the difference between:

•

your amount realized on the sale or redemption of the capital securities or the CENts (less an amount equal to any accrued but unpaid qualified stated interest that you did not previously include in income, which will be taxable as such); and

•	your adjusted tax basis in the capital securities or the CENts sold or redeemed.

Your gain or loss generally will be a capital or loss and generally will be a long-term capital gain or loss if you have held your capital securities or the CENts for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation for taxable years beginning on or before December 31, 2011. The deductibility of capital losses is subject to limitations.

Non-United States Holders

The following discussion is a summary of certain Unite States federal income tax consequences that will apply to you if you are a non-United States holder of the capital securities. Special rules may apply to certain non-United States holders, such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid United States federal income tax and certain expatriates, among others, that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

United States Federal Withholding Tax

As discussed above, the capital securities will be treated as evidence of an undivided beneficial ownership interest in the CENts. See “—Classification of the Issuer” above. This discussion assumes that the CENts will be respected as indebtedness of Susquehanna under current law. In such case, under present United States federal income tax law, and subject to the discussion below concerning backup withholding, United States federal withholding tax will not apply to any payment by us or any paying agent of principal or interest (which for purposes of this discussion includes any OID) to you on the capital securities (or the CENts), under the “portfolio interest” exception, provided that:

•	interest paid on the capital securities (or the CENts) is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the capital securities or the CENts is described in section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold the capital securities or the CENts through certain financial intermediaries and satisfy the certification requirements of applicable Untied States Treasury regulations.

Special certification rules apply to non-United States holders that are pass-through entities rather than corporations or individuals. If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of premium, if any, and interest (including OID) made to you will be subject to a 30% United States federal withholding tax, unless you provide us or our paying agent, as the case may be, with a properly executed

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the capital securities (or the CENts) is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—United States Federal Income Tax”).

Except as discussed below, the 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale or other disposition of the capital securities (or the CENts).

If, contrary to the opinions of our tax counsel, CENts held by you were recharacterized as equity of Susquehanna, payments on the CENts would generally be subject to the United States federal withholding tax at a rate of 30% (or such lower applicable tax treaty rate).

United States Federal Income Tax.

If you are engaged in a trade or business in the United States and interest (including OID) on the capital securities (or the CENts) is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), you will be subject to Untied States federal income tax on such interest (including OID) on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in “—United States Federal Withholding Tax” are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of such interest (including OID), subject to adjustments.

You will generally not be subject to Untied States federal income tax on any gain you realize upon a sale or other disposition of the capital securities (or the CENts) unless:

•

the gain is effectively connected with your conduct of a trade or business in the Untied States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), or

•	you are an individual who is present in the Untied States for 183 days or more in the taxable year of such disposition, and certain other conditions are met.

United States Federal Estate Tax

Your estate will not be subject to United States federal estate tax on the capital securities (or the CENts) beneficially owned by you at the time of your death, provided that any payment to you on the capital securities (or the CENts) would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest” exception described above under “—United States Federal Withholding Tax,” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

United States Holders

In general, information reporting requirements will apply to certain payments made on the capital securities (or the CENts) and to the proceeds of sale of the capital securities (or the CENts) made to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Non-United States Holders

Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code, and you have provided the statement described above in the fifth bullet point under “—Non-United States Holders—United States Federal Withholding Tax.”

You will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale of the capital securities (or the CENts) made within the United States or conducted through certain United States related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

UNDERWRITING

Susquehanna, the issuer and the underwriters named below have entered into an underwriting agreement relating to the offer and sale of the capital securities. In the underwriting agreement, the issuer has agreed to sell to each underwriter, and each underwriter has agreed to purchase from the issuer, the number of capital securities set forth opposite its name below:

Name	Number of Capital Securities
Wachovia Capital Markets, LLC	1,210,000
Morgan Stanley & Co. Incorporated	1,210,000
J.P. Morgan Securities Inc.	440,000
Bear, Stearns & Co. Inc.	220,000
Ferris, Baker Watts, Incorporated	220,000
Janney Montgomery Scott LLC	220,000
Keefe, Bruyette & Woods, Inc.	220,000
Oppenheimer & Co. Inc.	220,000
RBC Dain Rauscher Inc.	220,000
Sandler O’Neill & Partners, L.P.	220,000

Total	4,400,000

The obligations of the underwriters under the underwriting agreement, including their agreement to purchase the capital securities from the issuer, are several and not joint. Those obligations are also subject to the satisfaction of certain conditions in the underwriting agreement. The underwriters have agreed to purchase all of the capital securities if any are purchased.

The underwriters have advised us that they propose to offer the capital securities to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the capital securities to selected dealers at the public offering price minus a selling concession of up to $0.50 per capital security. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession of up to $0.45 per capital security to certain other dealers. After the initial public offering, the underwriters may change the public offering price and any other selling terms.

The issuer has granted an option to the underwriters to purchase up to an additional 660,000 capital securities at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional capital securities proportionate to that underwriter’s initial amount reflected in the table above.

In view of the fact that the issuer is using the proceeds from the sale of the capital securities to purchase the CENts, Susquehanna has agreed that:

•	we will pay the underwriters compensation for their arrangement of that investment in an amount equal to $0.7875 per capital security; and

•	we will pay our expenses and the expenses of the issuer related to this offering, which we estimate will be $350,000.

In addition, we and the issuer have agreed:

•	to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”); and

•

that until the closing of the sale of the capital securities, we will not, without the consent of the underwriters, offer or sell any securities of the issuer or Susquehanna that are substantially similar to the capital securities.

The capital securities are a new issue of securities, and there is currently no established trading market for the capital securities. We have applied to list the capital securities on the New York Stock Exchange. Trading is expected to commence within 30 days after the capital securities are first issued. The underwriters for this offering have advised us that they intend to make a market in the capital securities prior to the date the capital securities begin trading on the New York Stock Exchange. However, they are not obligated to do so, and they may discontinue any market making in the capital securities at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market for the capital securities will develop, that you will be able to sell your capital securities at a particular time or that the price you receive when you sell will be favorable.

In order to meet one of the requirements for listing the capital securities on the New York Stock Exchange, the underwriters have undertaken to sell lots of 100 or more of the capital securities to a minimum of 400 beneficial holders.

This offering of the capital securities is being made in compliance with Conduct Rule 2810 of the Financial Industry Regulatory Authority.

In connection with the offering of the capital securities, the underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the capital securities in the open market for the purpose of pegging, fixing or maintaining the price of the capital securities. Syndicate covering transactions involve purchases of the capital securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the managing underwriter to reclaim a selling concession from a syndicate member when the capital securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the capital securities to be higher than it would otherwise be in the absence of those transactions. If any underwriter engages in stabilizing, syndicate covering transactions or penalty bids it may discontinue them at any time.

Certain of the underwriters and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for us and our affiliates for customary fees. In particular, J.P. Morgan Securities Inc. and Keefe, Bruyette & Woods, Inc. acted as advisors to us in connection with the Community Banks merger. Keefe, Bruyette & Woods, Inc. also acted as advisor to us in connection with our acquisition of Minotola National Bank in 2006 in a stock and cash transaction valued at approximately $172 million (the “Minotola acquisition”). J.P. Morgan Securities Inc. acted as sole bookrunner and underwriter, and Morgan Stanley & Co. Incorporated acted as co-manager, in relation to our 2007 term securitization transaction (the “2007 transaction”) whereby each of our wholly-owned commercial and retail banking subsidiaries sold and contributed the beneficial interest in $300.4 million in automobile leases and the related vehicles to a separate, wholly-owned qualified special purpose entity. Also, J.P. Morgan Securities Inc. acted as sole bookrunner and underwriter, and Morgan Stanley & Co. Incorporated acted as co-manager, in relation to our 2006 term securitization transaction (the “2006 Hann transaction”) whereby each of our wholly-owned commercial and retail banking subsidiaries sold and contributed the beneficial interest in $356.1 million in automobile leases and the related vehicles to a separate, wholly-owned qualified special purpose entity. Bear, Stearns & Co. Inc. acted as lead manager in relation to our 2006 term securitization transaction (the “2006 HELOC transaction”) whereby the Company securitized $351.2 million of fixed-rate home mortgage loans and variable-rate line of credit loans. Keefe, Bruyette & Woods, Inc. acted as initial purchaser in relation to our 2006 private placement of $50 million of fixed/floating rate trust preferred securities to mature in June 2036 (together with the 2006 Hann transaction and the 2006 HELOC transaction, the “2006 transactions”). Bear, Stearns & Co. Inc. acted as lead manager and initial purchaser in relation to our 2005 term securitization transaction (the “2005 transaction”) whereby the Company securitized $239.8 million of home equity line of credit loans. See our annual report on Form 10-K for the year ended December 31, 2006 and our current reports on Form 10-Q for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007, which are incorporated by reference in this prospectus supplement and the attached prospectus, for more information on the 2005 transaction, the 2006 transactions, the 2007 transaction, the Minotola acquisition and our merger with Community Banks. Affiliates of certain of the underwriters are customers of ours in the ordinary course of business.

The issuer will deliver the capital securities to the underwriters at the closing of this offering when the underwriters pay the issuer the purchase price of the capital securities. The underwriting agreement provides that the closing will occur on December 12, 2007, which is 5 business days after the date of this prospectus supplement. Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that securities trades in the secondary market settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade capital securities on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the capital securities will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Such purchasers should also consult their own advisors in this regard.

LEGAL MATTERS

Richards, Layton & Finger, P.A., special Delaware counsel to Susquehanna and the issuer, will opine on certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the trust agreement and the formation of the issuer. The validity of the guarantee and the CENts will be passed upon for Susquehanna and the issuer by Morgan, Lewis & Bockius, LLP, Philadelphia, Pennsylvania. Certain legal matters will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP. Simpson Thacher & Bartlett LLP also advised Susquehanna as to certain United States federal income taxation matters.

PROSPECTUS

Susquehanna Bancshares, Inc.

Junior Subordinated Debentures

Susquehanna Capital I

Susquehanna Capital II

Capital Securities guaranteed by Susquehanna Bancshares, Inc. to the extent provided in this prospectus

These securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale. Susquehanna Bancshares, Inc., Susquehanna Capital I or Susquehanna Capital II will provide the specific terms and prices of such securities in supplements to this prospectus.

You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of these securities.

Susquehanna Bancshares, Inc.’s common stock is traded on the NASDAQ Global Select Market under the symbol “SUSQ.”

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

These securities are not deposits or savings accounts but are unsecured obligations of Susquehanna Bancshares, Inc. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 6, 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Susquehanna Bancshares, Inc. (which may be referred to, together with its subsidiary, as “we”, “our”, “us” or “Susquehanna”), Susquehanna Capital I and Susquehanna Capital II (each of which we refer to as an “issuer”) have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, each of the issuers may sell a series of its capital securities, guaranteed by our related guarantees, in one or more offerings. At the time of each issuance of a series of capital securities, the issuer will invest the proceeds of the issuance and of our investment in the common securities of the issuer in a series of our junior subordinated debentures. This prospectus provides you with a general description of the capital securities of the issuers and of the related guarantees and junior subordinated debentures.

Each time capital securities of an issuer are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. References to this prospectus or the prospectus supplement also mean the information contained in other documents we have filed with the SEC and have referred you to in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and the prospectus supplement applicable to any offering, together with any additional information that we refer you to as discussed under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended, Susquehanna filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

Susquehanna files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that Susquehanna files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549. Please call 1-800-732-0330 for further information on the public reference room. These SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov. Our reference to the SEC’s Internet site is intended to be an inactive textual reference only. You may also obtain filed documents from commercial document retrieval services (some of which also provide on-line delivery).

The SEC allows Susquehanna to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Information that Susquehanna files later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

This document incorporates by reference the documents set forth below that Susquehanna has previously filed with the SEC, and any future filings that Susquehanna makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. These documents contain important information about Susquehanna and its businesses and financial condition.

•	Susquehanna’s Annual Report on Form 10-K for the year ended December 31, 2006;

•	Susquehanna’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	Susquehanna’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007;

•	Susquehanna’s Current Report on Form 8-K, as filed with the SEC on March 5, 2007.

•	Susquehanna’s Current Report on Form 8-K, as filed with the SEC on May 1, 2007;

•	Susquehanna’s Current Report on Form 8-K, as filed with the SEC on July 9, 2007 (excluding information furnished pursuant to Exhibit 99.1 thereto);

•	Susquehanna’s Current Report on Form 8-K, as filed with the SEC on July 23, 2007;

•	Susquehanna’s Current Report on Form 8-K as filed with the SEC on July 30, 2007;

•	Susquehanna’s Current Report on Form 8-K as filed with the SEC on August 22, 2007;

•	Susquehanna’s Current Report on Form 8-K as filed with the SEC on October 19, 2007;

•	Susquehanna’s Current Report on Form 8-K as filed with the SEC on October 23, 2007; and

•	Susquehanna’s Current Report on Form 8-K as filed with the SEC on November 6, 2007.

Documents incorporated by reference are available from Susquehanna without charge by first class mail or equally prompt means within one business day of receipt of your request, excluding exhibits unless the exhibit has been specifically incorporated by reference into the information that this document incorporates. If you want to receive a copy of any document incorporated by reference, please request it in writing or by telephone to Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543, tel: (717) 626-4721, Attention: Secretary.

All documents Susquehanna files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date Susquehanna stops offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You should rely only on the information provided in this prospectus, the prospectus supplement and any applicable pricing supplement, as well as the information incorporated by reference. Susquehanna is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

The Issuers

There are no separate financial statements of the issuers in this prospectus. Susquehanna does not believe the financial statements would be helpful to the holders of the capital securities of the issuers because:

•	Susquehanna, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of each issuer;

•

Neither of the issuers has any independent operations or proposes to engage in any activity other than issuing securities representing undivided beneficial interests in its assets of and investing the proceeds in the capital efficient notes issued by Susquehanna; and

•	the obligations of each issuer under the capital securities will be guaranteed by Susquehanna as and to the extent set forth under “Description of the Guarantees.” See “Description of the Guarantees.”

Neither of the issuers is currently subject to the information reporting requirements of the Exchange Act. Each issuer will be exempt from these requirements following the effectiveness of the registration statement that contains this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any other documents incorporated by reference into this prospectus may contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “objective,” “goal” and words and terms of similar substance used in connection with any discussion of our future operating or financial performance identify forward-looking statements. Those statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These risks and uncertainties include, but are not limited to:

•	the ability to complete the merger of Susquehanna Bank PA and CommunityBanks within our anticipated time-frame, or at all;

•

Susquehanna’s ability to successfully integrate any assets, liabilities, customers, systems, employees and management personnel acquired into its operations in connection with the merger, and its ability to realize related revenue synergies and cost savings within the expected time frame, or at all;

•	adverse changes in our loan and lease portfolios and the resulting credit-risk-related losses and expenses;

•	interest rate fluctuations which could increase our cost of funds or decrease our yield on earning assets and therefore reduce our net interest income;

•	continued levels of our loan and lease quality and origination volume;

•	the adequacy of the allowance for loan and lease losses;

•	the loss of certain key officers, which could adversely impact our business;

•	continued relationships with major customers;

•	the inability to continue to grow our business internally and through acquisition and successful integration of bank and non-bank entities while controlling our costs;

•	adverse economic and business conditions;

•	compliance with laws and regulatory requirements of federal and state agencies;

•	competition from other financial institutions in originating loans, attracting deposits, and providing various financial services that may affect our profitability;

•	the inability to hedge certain risks economically;

•	our ability to effectively implement technology driven products and services;

•	changes in consumer confidence, spending and savings habits relative to the bank and non-bank financial services we provide; and

•	our success in managing the risks involved in the foregoing.

Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in our periodic and current reports filed with the SEC and incorporated by reference in this prospectus and any prospectus supplement. Those reports are available at the SEC’s internet site (http://www.sec.gov).

Any forward-looking statements made by or on behalf of us in this prospectus, any applicable prospectus supplement or in a document incorporated by reference into this prospectus speak only as of the date of this prospectus, that prospectus supplement or that document incorporated by reference into this prospectus, as the case may be. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. You should, however, consult any further disclosures of a forward-looking nature we may make in our periodic and current reports filed with the SEC.

SUSQUEHANNA BANCSHARES, INC.

Susquehanna is a financial holding company incorporated under Pennsylvania law in 1982. We provide a wide range of retail and commercial banking and financial services through our subsidiaries in the mid-Atlantic region. In addition to three commercial banks, we operate a trust and investment company, an asset management company (which provides investment advisory, asset management, brokerage and retirement planning services), a property and casualty insurance brokerage company, a commercial leasing company and a vehicle leasing company. As of June 30, 2007, we had total assets of $8.3 billion, consolidated net loans and leases of $5.6 billion, deposits of $6.0 billion and shareholders’ equity of $945.1 million.

As a financial holding company with operations in multiple states, we manage our subsidiaries on a geographic market basis, which allows each subsidiary operating in different markets to retain its autonomy with regard to loan approvals and product pricing. We believe that this approach differentiates us from other large competitors because it gives our subsidiaries greater flexibility to better serve their markets and increase responsiveness to the needs of local customers. We continue, however, to implement consolidations in selected lines of business, operations and support functions in order to achieve economies of scale and cost savings. We also provide our banking subsidiaries guidance in the areas of credit policy and administration, risk assessment, investment advisory administration, strategic planning, investment portfolio management, asset liability management, liquidity management and other financial, administrative, and control services.

Bank Subsidiaries. Susquehanna Bank DV (formerly known as Susquehanna Patriot Bank) is a Pennsylvania state-chartered bank and operates 55 banking offices. Susquehanna Bank DV operates primarily in the suburban Philadelphia, Pennsylvania and southern New Jersey market areas, including Berks, Chester, Delaware, Lehigh, Montgomery, and Northampton counties in Pennsylvania and Atlantic, Burlington, Camden, Cumberland and Gloucester counties in New Jersey. Susquehanna Bank PA is a Pennsylvania state-chartered bank and operates 51 banking offices. Susquehanna Bank PA operates primarily in the central Pennsylvania market area, including Lancaster, Lycoming, Northumberland, Snyder, Union and York counties. Susquehanna Bank is a Maryland state-chartered bank and operates 57 banking offices. Susquehanna Bank operates primarily in the market areas of Maryland and southwestern central Pennsylvania, including Allegany, Anne Arundel, Baltimore, Carroll, Garrett, Harford, Howard, Washington and Worcester counties and the City of Baltimore in Maryland; Berkeley County in West Virginia and Bedford, Blair and Franklin counties in Pennsylvania.

Our commercial bank subsidiaries operate as an extensive branch network and maintain a strong market presence in our primary markets. They provide a wide-range of retail banking services, including checking, savings and club accounts, check cards, debit cards, money market accounts, certificates of deposit, individual retirement accounts, home equity lines of credit, residential mortgage loans, home improvement loans, automobile loans, personal loans and internet banking services. They also provide a wide-range of commercial banking services, including business checking accounts, cash management services, money market accounts, land acquisition and development loans, commercial loans, floor plan, equipment and working capital lines of credit, small business loans and internet banking services.

Non-bank Subsidiaries. Susquehanna Trust & Investment Company and Valley Forge Asset Management Corp. operate primarily in the same market areas as our bank subsidiaries. The Addis Group, LLC operates primarily in southeastern Pennsylvania, southern New Jersey and northern Delaware. Boston Service Company, Inc. (which conducts business under the name “Hann Financial Service Corp.”) operates primarily in New Jersey, eastern Pennsylvania and southeastern New York. Susquehanna Commercial Finance, Inc. operates throughout the continental United States.

Our non-bank subsidiaries offer a variety of financial services to complement our core banking operations, broaden our customer base, and diversify our revenue sources. The Addis Group, LLC provides commercial, personal property and casualty insurance, and risk management programs for medium and large sized companies. Susquehanna Trust & Investment Company, a subsidiary of Susquehanna Bank PA, provides traditional trust and custodial services, and acts as administrator, executor, guardian and managing agent for individuals, businesses and non-profit entities. Valley Forge Asset Management Corp. offers investment advisory, asset management and brokerage services for institutional and high net worth individual clients, and directly and through a subsidiary, retirement planning services. Boston Service Company, Inc. (t/a Hann Financial Service Corp.) provides comprehensive consumer vehicle financing services. Susquehanna Commercial Finance, Inc., a subsidiary of Susquehanna Bank DV, provides comprehensive commercial leasing services.

Our executive offices are located at 26 North Cedar Street, Lititz, Pennsylvania 17543, our telephone number is (717) 626-4721, and our web-site address is www.susquehanna.net.

THE ISSUERS

Purpose and Ownership of the Issuers

Each of the issuers is a statutory trust organized under Delaware law by us and the trustees of the issuers. The issuers were established solely for the following purposes:

•	to issue and sell the capital securities, as well as the common securities that we will purchase, all of which will represent undivided beneficial ownership interests in the assets of each issuer;

•	to use the gross proceeds from the issuance and sale of the capital securities and common securities to purchase junior subordinated debentures from us; and

•	to engage in other activities that are directly related to the activities described above, such as registering the transfer of the capital securities.

Because each issuer was established only for the purposes listed above, the applicable series of junior subordinated debentures will be the sole assets of the applicable issuer, and payments under the junior subordinated debentures will be the sole source of income to such issuer.

As issuer of the junior subordinated debentures, and as borrower, we will generally pay:

•	all fees and expenses related to the issuer and the offering of each issuer’s capital securities; and

•	all ongoing costs, expenses and liabilities of the issuers.

Each issuer will offer the capital securities to you by use of this prospectus and an applicable prospectus supplement and we will retain all of the common securities. The common securities will rank equally with the capital securities, except that the common securities will be subordinated to the capital securities to the extent and under the circumstances described below under “Description of the Capital Securities—Subordination of Common Securities.”

For so long as the capital securities of a particular issuer remain outstanding, we will promise to:

•	cause such issuer to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the relevant trust agreement;

•	own directly or indirectly all of the common securities of such issuer;

•	use our commercially reasonable efforts to ensure that such issuer will not be an “investment company” for purposes of the Investment Company Act of 1940; and

•	take no action that would be reasonably likely to cause such issuer to be classified as other than a grantor trust for United States federal income tax purposes.

The Trustees

Each issuer’s business and affairs will be conducted by its four trustees: the property trustee, the Delaware trustee and two administrative trustees. We refer to these trustees collectively as the “issuer trustees.” In each case, the two administrative trustees of each issuer will be individuals who are our employees. The property trustee of each issuer will act as sole trustee under each trust agreement for purposes of the Trust Indenture Act of 1939 and will also act as trustee under the guarantees and the indenture.

We, as owner of the common securities of each issuer, have the sole right to appoint, remove and replace any of the issuer trustees unless an event of default occurs under the indenture. In that event, the holders of a majority in liquidation amount of the capital securities of that issuer will have the right to remove and appoint the property trustee and the Delaware trustee.

Each issuer is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others or of any other statutory trust the common securities of which are owned by us.

Additional information

For additional information concerning the particular issuer issuing a series of capital securities, see the applicable prospectus supplement. We anticipate that the issuers will not be required to file any reports with the SEC after the issuance of the capital securities. As discussed below under the caption “Accounting Treatment,” we will provide certain information concerning the issuers and the capital securities in the footnotes to our financial statements included in our own periodic reports to the SEC.

Office of the Issuer

The principal executive office of each issuer is c/o Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543 and its telephone number is (717) 626-4721.

USE OF PROCEEDS

Except as may be otherwise described in a prospectus supplement accompanying this prospectus, we expect to use the proceeds from the sale of the offered securities for general corporate purposes, including:

•	funding the business of our operating units;

•	funding investments in, or extensions of credit or capital contributions to, our subsidiaries;

•	financing possible acquisitions or business expansion; and

•	refinancing outstanding indebtedness or refunding maturing indebtedness.

Each issuer will use all proceeds received from the sale of its capital securities and common securities to acquire a series of corresponding junior subordinated debentures. Susquehanna will, in turn, use these funds as specified above.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our ratios of earnings to fixed charges were as follows for the six months ended June 30, 2007 and 2006 and for each of the years in the five year period ended December 31, 2006:

	Six Months Ended June 30,		For the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Earnings to Fixed Charges:
Excluding interest on Deposits	2.75x	3.12x	3.29x	3.20x	3.39x	3.34x	2.83x
Including interest on Deposits	1.38x	1.57x	1.58x	1.76x	1.90x	1.88x	1.68x

For purposes of computing the above ratios, earnings represent earnings before income taxes plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense, one third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include the foregoing items plus interest on deposits.

DESCRIPTION OF THE CAPITAL SECURITIES

The following description of the terms and provisions of the capital securities summarizes the general terms that will apply to each series of capital securities. The trust agreement of the applicable issuer will be amended and restated before the issuance of capital securities by that trust. We refer to that amended and restated trust agreement as the “trust agreement.” This description is not complete, and we refer you to the trust agreement for each issuer, a form of which we filed as an exhibit to the registration statement of which this prospectus is a part.

Formation of Issuers

When an issuer issues a series of capital securities, the trust agreement relating to that issuer will contain, and the prospectus supplement relating to that series will summarize, the terms and other provisions relating to that series of capital securities. Each issuer will issue only one series of capital securities.

The trust agreement of each issuer will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as property trustee and its affiliate, The Bank of New York (Delaware), will act as Delaware trustee under each relevant trust agreement.

Each series of capital securities will represent undivided beneficial ownership interests in the assets of the applicable issuer. The holders of the capital securities will be entitled to a preference over the corresponding series of common securities in distributions from the applicable issuer and amounts payable on redemption or liquidation of the issuer under the circumstances described under “—Subordination of Common Securities,” as well as other benefits as described in the relevant trust agreement.

Specific Terms of Each Series

When an issuer issues a series of capital securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of that series of capital securities. Those terms may include the following:

•	the distinctive designation of the capital securities;

•	the number of capital securities issued by the applicable issuer and the liquidation value of each capital security;

•	the annual distribution rate (or method of determining that rate) for capital securities issued by the applicable issuer and the date or dates upon which those distributions will be payable;

•

whether distributions on capital securities issued by the applicable issuer may be deferred and, if so, the maximum number of distributions that may be deferred and the terms and conditions of those deferrals;

•

whether distributions on capital securities issued by the issuer will be cumulative, and, in the case of capital securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on capital securities issued by that issuer will be cumulative;

•

the amount or amounts that will be paid out of the assets of the applicable issuer to the holders of capital securities of the issuer upon voluntary or involuntary dissolution, winding up or termination of the applicable issuer;

•

the obligation, if any, of the applicable issuer to purchase or redeem capital securities issued by the applicable issuer and the price or prices at which, the period or periods within which, and the terms and conditions upon which capital securities issued by the applicable issuer will be purchased or redeemed, in whole or in part, in accordance with that obligation;

•	the denominations in which any capital securities of the series will be issuable, if other than denominations of $1,000 or any integral multiple of $1,000;

•

the voting rights, if any, of capital securities issued by the applicable issuer in addition to those required by law, including the number of votes per capital security and any requirement for the approval by the holders of capital securities as a condition to a specified action or amendment to the relevant trust agreement; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of capital securities issued by the applicable issuer.

All capital securities an issuer offers will be guaranteed by us to the extent set forth below under the caption “Description of the Guarantees” in this prospectus. The applicable prospectus supplement will also describe the United States federal income tax considerations applicable to each offering of capital securities.

Redemption or Exchange

Upon the redemption or repayment, in whole or in part, of any series of junior subordinated debentures owned by an issuer, the issuer will use the proceeds from that redemption or repayment to redeem corresponding capital securities and common securities having an aggregate liquidation amount equal to that portion of the principal amount of the junior subordinated debentures redeemed for a redemption price equal to their liquidation amount plus accumulated and unpaid distribution payments on the securities redeemed to the date of redemption. Except to the extent described under “—Subordination of Common Securities” below, the capital securities and common securities will be redeemed in proportion to their respective aggregate liquidation amounts outstanding.

We have the right to dissolve an issuer at any time and, after satisfaction of its liabilities to its creditors as provided under applicable law, to cause the issuer to distribute the junior subordinated debentures owned by it to the holders of that issuer’s capital securities and common securities in exchange for those securities.

Subordination of Common Securities

In connection with the issuance of capital securities, each issuer will also issue a new series of common securities to us. Except as described below or in the applicable prospectus supplement, the common securities will be entitled to receive distributions on the same dates and at the same rate and otherwise have substantially identical terms as the capital securities.

If on any distribution date or redemption date for the capital and common securities, an event of default has occurred and is continuing under the indenture for the corresponding junior subordinated debentures, the applicable issuer may not make any distribution payment and may not make any other payment for the redemption, liquidation or acquisition of the common securities unless the applicable issuer has paid in full, or provided for full payment of:

•	all accumulated and unpaid distributions on all of the issuer’s capital securities; and

•	in the case of a redemption or liquidation, the full redemption price of all capital securities called for redemption or the full liquidation price of all capital securities.

If an event of default under the trust agreement occurs as a result of the occurrence of an event of default under the indenture, as holder of the common securities, we will be deemed to have waived our right to take action with respect to that event of default until all events of default with respect to the capital securities are cured, waived or otherwise eliminated. Until that cure, waiver or elimination, the property trustee will act solely on behalf of the holders of the capital securities and not on our behalf, and only the holders of the capital securities will have the right to direct the property trustee regarding remedies under the relevant trust agreement.

Liquidation Distribution Upon Dissolution

Each trust agreement will provide that the relevant issuer will dissolve on the first to occur of the following events:

•	the expiration of the term of the trust as described in the trust agreement;

•	specified events relating to our bankruptcy, dissolution or liquidation;

•	our election to distribute junior subordinated debentures to the holders of the capital securities and common securities as described above under “—Redemption or Exchange;”

•	the mandatory redemption of the issuer’s capital securities and common securities as described above under “—Redemption or Exchange;” and

•	the entry of a court order for the dissolution of the issuer.

Upon an early dissolution event described above, other than an early dissolution resulting from a mandatory redemption of the issuer’s capital securities and common securities, the issuer trustees will liquidate the issuer as soon as possible by distributing the related junior subordinated debentures to the holders of capital securities and common securities. If the property trustee determines that such a distribution is not practical, after satisfaction of the issuer’s liabilities to its creditors under applicable law, the holders of the capital securities and common securities will be entitled to receive the liquidation amount of their securities, plus accumulated and unpaid dividends to the date of payment. Except as described under “—Subordination of Common Securities” above, that payment will be made to the holders of the capital securities and common securities in proportion to their respective aggregate liquidation amounts outstanding.

Events of Default; Notice

Any one of the following events constitutes an event of default under the trust agreement:

•	the occurrence of an event of default under the indenture with respect to the related series of junior subordinated debentures held by the issuer;

•	a default by the property trustee in the payment of any distribution on the capital securities or common securities (subject to any deferral provisions) and continuance of that default for 30 days;

•	a default by the property trustee in the payment of any redemption price of any capital security or common security when it becomes due and payable;

•

a default in the performance, or breach, in any material respect, of any other covenant or warranty of the issuer trustees in the trust agreement and the continuance of that default, or breach, for 90 days after notice to the defaulting issuer trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities; or

•	the occurrence of an event of bankruptcy or insolvency relating to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 10 business days after the occurrence of an event of default under the trust agreement actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the capital securities, the administrative trustees and us. The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of those securities.

The property trustee must give notice to the holders of capital securities of any notice of default with respect to the corresponding junior subordinated debentures.

Limitation on Consolidations, Mergers and Sales of Assets

Except as contemplated in “—Liquidation Distribution Upon Dissolution,” an issuer may not merge with or into, consolidate or amalgamate with, or sell or lease substantially all of its properties and assets to any corporation or other person, unless:

•	the administrative trustees consent to the proposed transaction;

•

the successor is a trust organized under the laws of any state and assumes all of the obligations of the issuer regarding the capital securities or substitutes other securities for the capital securities with substantially the same terms;

•	we appoint a trustee of the successor possessing the same powers and duties as the property trustee;

•	the successor securities to the capital securities are listed on the same national securities exchange or other organization on which the capital securities were listed;

•

the transaction does not cause the ratings, if any, on the capital securities or the successor securities to be downgraded by a “nationally recognized ratings organization,” as such term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended;

•	the transaction does not adversely affect the rights, preferences or privileges of the holders of the capital securities in any material respect;

•	the successor has a purpose substantially identical to that of the issuer;

•	independent counsel to the issuer delivers an opinion that:

•	the transaction does not adversely affect the rights, preferences or privileges of the holders of the capital securities in any material respect; and

•	following the transaction, neither the successor nor the issuer would have to register as an “investment company” under the Investment Company Act of 1940;

•

we, or a successor which will own all of the common securities of the issuer or its successor, will guarantee the capital securities, or the successor securities, to the same extent as the capital securities are guaranteed by our guarantee; and

•

the issuer and the successor would each continue to be classified as a grantor trust for United States federal income tax purposes, unless each holder of capital securities consents to a change in that classification.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under “Description of the Guarantees—Amendments” and “Description of Junior Subordinated Debentures—Modification of Indenture,” as a holder of capital securities you will not have any voting rights.

We, the property trustee and the administrative trustees may, without the consent of the holders of the capital securities, amend the applicable trust agreement to cure any ambiguity or correct or supplement inconsistent provisions or to modify the trust agreement to the extent necessary to ensure that the issuer is classified as a grantor trust. However, we may not amend any applicable trust agreement in any manner that would adversely affect in any material respect the interests of any holder of the capital securities.

We and the issuer trustees may also amend the applicable trust agreement with the consent of the holders of a majority of the aggregate liquidation amount of the capital and common securities of the applicable issuer, provided that we have received of an opinion of counsel that the amendment will not affect the issuer’s status as a grantor trust or its exemption under the Investment Company Act of 1940. Without the consent of each holder affected by the amendment, no amendment will:

•	change the amount or timing of any distribution on the capital securities or the common securities;

•	otherwise adversely affect the amount of any required distribution; or

•	restrict the right of a holder of capital securities or common securities to institute suit to enforce payment.

For so long as any junior subordinated debentures are held by the property trustee, the issuer trustees will not take any of the following actions without the consent of the holders of a majority of the aggregate liquidation amount of the capital securities:

•

direct the time, method or place for conducting any proceeding for any remedy available to the indenture trustee or executing any trust or power conferred on the indenture trustee with respect to such debentures;

•	waive any past default that is waivable under the indenture;

•	rescind or annul any declaration that the principal of the junior subordinated debentures is due; or

•	consent to any modification or termination of the indenture or the junior subordinated debentures.

However, in the case of any action that would require the consent of each affected holder of junior subordinated debentures under the indenture, the property trustee will not give any such consent without the consent of each holder of the corresponding capital securities.

Capital securities owned by us, an issuer trustee or any of our or their affiliates will not be treated as outstanding for purposes of the above provisions.

In addition to the required consents described above, the issuer trustees must obtain an opinion of counsel experienced in the relevant matters that the action would not cause the issuer to be classified as other than a grantor trust for United States federal income tax purposes.

The issuer trustees will not revoke any action approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities.

Payment and Paying Agent

The paying agent for the relevant issuer will make payments on definitive, certificated capital securities by check mailed to the address of the holder entitled to that payment at the holder’s address as it appears in the capital securities register. The paying agent will make payment on global capital securities as specified under “—Global Capital Securities; Book-Entry Issuance” below. Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as paying agent for the capital securities. In the event the property trustee ceases to be the paying agent, the administrative trustees of the issuer will appoint a successor bank or trust company acceptable to us and the property trustee to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

The registrar will not impose any charge for registration of transfer but may require the payment of any tax or governmental charges that may be imposed in connection with the transfer or exchange.

An issuer is not required to register transfers of the capital securities after the capital securities have been called for redemption.

Information Concerning the Property Trustee

Other than the duty to act with the required standard of care during an event of default under the trust agreement, the property trustee is required to perform only those duties that are specifically set forth in the trust agreement and is not required to exercise any of its powers at the request of any holder of capital securities unless it is offered reasonable indemnity for the costs, expenses and liabilities that might be incurred by it.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of each issuer in a way that:

•	will not cause the issuer to be deemed an investment company required to register under the Investment Company Act of 1940;

•	will not cause the issuer to be classified as other than a grantor trust for United States federal income tax purposes; and

•	will cause the junior subordinated debentures to be treated as indebtedness for United States federal income tax purposes.

No issuer may borrow money or issue debt or mortgage or pledge any of its assets.

Holders of the capital securities do not have preemptive or similar rights.

Governing Law

Each trust agreement and the related capital securities will be governed by and construed in accordance with the laws of the State of Delaware.

GLOBAL CAPITAL SECURITIES; BOOK-ENTRY ISSUANCE

Global Capital Securities

We have obtained the information in this section concerning The Depository Trust Company (“DTC”), Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Each issuer may issue its capital securities in the form of one or more global securities, which we will refer to as the “global capital securities,” that will be deposited with or on behalf of a depositary. Unless otherwise indicated in the applicable prospectus supplement, the depositary with respect to the global capital securities of the relevant issuer will be DTC, and the following is a summary of the depositary arrangements applicable to those global capital securities.

Each global capital security will be deposited with or on behalf of DTC or its nominee and will be registered in the name of a nominee of DTC. DTC will thus be the only registered holder of these securities. That means that we and any trustee, issuing and paying agent, registrar or other agent of ours for the securities will be entitled to treat the registered holder, DTC, as the holder of the securities for all purposes. Except under the limited circumstances described below, global capital securities will not be exchangeable for definitive, certificated capital securities.

Only institutions that have accounts with DTC, which we refer to as “DTC participants”, or persons that may hold interests through DTC participants may own beneficial interests in a global capital security. DTC will maintain records reflecting ownership of beneficial interests in the global capital securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC will have no knowledge of the actual beneficial owners of the capital securities. The laws of some jurisdictions require that some types of purchasers take physical delivery of securities in definitive form. Those laws may impair your ability to transfer beneficial interests in a global capital security.

DTC has advised us that upon the issuance of a global capital security and the deposit of that global capital security with or on behalf of DTC, DTC will credit on its book-entry registration and transfer system, the respective liquidation amount represented by that global capital security to the accounts of the DTC participants.

The issuer will make distributions and other payments on the global capital securities to DTC or its nominee as the registered owner of the global capital security. We expect that DTC will, upon receipt of any distribution, redemption or other payment on a global capital security, immediately credit the DTC participants’ accounts with payments in proportion to their beneficial interests in the global capital security, as shown on the records of DTC or its nominee. We also expect that standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in the global capital securities held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The DTC participants will be responsible for those payments.

None of Susquehanna, the issuer, the property trustee, the paying agent, or the registrar or any of their respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to beneficial interests in a global capital security or for any payments made on any global capital security.

Except as provided below, as an owner of a beneficial interest in a global capital security, you will not be entitled to receive physical delivery of capital securities in definitive form and will not be considered a holder of capital securities for any purpose under the trust agreement. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder of capital securities under the trust agreement.

We understand that, under existing industry practices, in the event that an issuer requests any action of holders, or an owner of a beneficial interest in a global capital security desires to take any action that a holder is entitled to take under the trust agreement, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through them to take that action or would otherwise act upon the instructions of the beneficial owners owning through them.

A global capital security is exchangeable for definitive capital securities registered in the name of persons other than DTC only if:

•	DTC is unwilling or unable to continue as depositary and we are not able to locate a qualified successor depositary;

•	we, in our sole discretion, determine that the capital securities issued in the form of one or more global capital securities will no longer be represented by a global capital security; or

•

after the occurrence of an event of default under the indenture, owners of beneficial interests in the trust aggregating at least a majority in aggregate liquidation amount of the capital securities advise the administrative trustees in writing that the continuation of a book-entry system is no longer in their best interest.

A global capital security that is exchangeable as described in the preceding paragraph will be exchangeable in whole for definitive, certificated capital securities in registered form of like tenor and of an equal aggregate liquidation amount and in a denomination equal to the liquidation amount per capital security specified in the applicable prospectus supplement or in integral multiples of that denomination. The registrar will register the definitive capital securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global capital securities.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

Holding Beneficial Interests Through Euroclear and Clearstream

If specified in the applicable prospectus supplement, you may elect to hold interests in a particular series of capital securities outside the United States through Clearstream or Euroclear, if you are a participant in or customer of the relevant system, or indirectly through an organization that is a participant in or customer of the relevant system. Clearstream and Euroclear will hold interests on behalf of their participants and customers through customer securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries will in turn hold those interests in customer securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will act as depositary for each of Clearstream and Euroclear.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides its customers with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Sector Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream customers.

Clearstream will credit distributions with respect to interests in global capital securities held through Clearstream to cash accounts of its customers in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator is a Belgian Bank. As such, it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities clearance accounts. The Euroclear operator acts under the terms and conditions applicable only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Euroclear will credit distributions with respect to interests in global capital securities held beneficially through Euroclear to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the global capital securities by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such intermediary and each other intermediary, if any, standing between themselves and the global capital securities.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for global capital securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global capital securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of interests in global capital securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in global capital securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream customer on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global capital securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global capital securities among DTC participants, Clearstream customers and Euroclear participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF THE GUARANTEES

The following description of the terms and provisions of the guarantees summarizes the general terms that will apply to each guarantee that we deliver in connection with a series of capital securities and common securities. This description is not complete, and we refer you to the form of the guarantee agreement, a copy of which we filed as an exhibit to the registration statement of which this prospectus is a part.

When an issuer sells a series of its capital securities and common securities, we will execute and deliver a guarantee of that series of capital securities and common securities under a guarantee agreement for the benefit of the holders of those capital securities and common securities. Only one guarantee will be issued by us in connection with the issuance of capital securities and common securities by the applicable issuer. Each guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as guarantee trustee under each guarantee agreement.

Specific Terms of the Guarantees

Except as stated in the applicable prospectus supplement, we will irrevocably and unconditionally agree to pay in full the following payments or distributions on each corresponding series of capital securities and common securities, to the extent that they are not paid by, or on behalf of, the applicable issuer:

•

any accumulated and unpaid distributions required to be paid on the capital securities and common securities, to the extent that the issuer has sufficient funds available for those payments at the time;

•

the redemption price regarding any capital securities and common securities called for redemption, to the extent that the issuer has sufficient funds available for those redemption payments at the time; and

•

upon a voluntary or involuntary dissolution, winding up or liquidation of the issuer, unless the corresponding series of junior subordinated debentures is distributed to holders of the capital securities and common securities, the lesser of:

•	the total liquidation amount of the capital securities and common securities and all accumulated and unpaid distributions on them to the date of payment; and

•	the amount of assets of the issuer remaining available for distribution to holders of the capital securities and common securities after satisfaction of liabilities to creditors.

We may satisfy our obligation to make the payments described above by direct payment of the required amounts by us to the holders of the applicable capital securities and common securities or by causing the applicable issuer to pay those amounts to the holders. In addition, our obligation to make the payments described above will exist regardless of any defense, right of setoff or counterclaim that the applicable issuer may have or assert, other than the defense of payment. Payments under the trust guarantee will be made on the capital securities and common securities on a pro rata basis. However, if an event of default has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the capital securities will be paid before any payment is made on the common securities.

Each guarantee will apply only to the extent that the applicable issuer has sufficient funds available to make the required payments. If we do not make interest payments on the junior subordinated debentures held by the applicable issuer, then the issuer will not be able to pay distributions on the capital securities or common securities issued by the issuer and will not have funds legally available for those payments. In that event, the remedy of a holder of a series of capital securities or common securities is to institute legal proceedings directly against us as permitted under the indenture for the related series of junior subordinated debentures.

Nature of the Guarantee

We will, through the relevant trust agreement, the guarantee, the junior subordinated debentures and the indenture, taken together, fully and unconditionally guarantee the applicable issuer’s obligations under the capital securities and common securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the applicable issuer’s obligations under the capital securities.

Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. In addition, each guarantee will not be discharged except by payment in full of the amounts due under it to the extent they have not been paid by the applicable issuer or upon distribution of junior subordinated debentures to the holders of the capital securities and common securities in exchange for all of the capital securities and common securities.

Ranking

Each guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our other liabilities to the same extent as the junior subordinated debentures.

The guarantees will not place a limitation on the amount of additional debt that we may incur.

Amendments

Unless otherwise specified in the applicable prospectus supplement, each guarantee may be amended under the following two circumstances:

•	regarding changes to the guarantee that do not materially adversely affect the rights of holders of the applicable capital securities, no consent of those holders will be required; and

•

all other amendments to the guarantee may be made only with the prior approval of the holders of not less than a majority of the total liquidation amount of the outstanding capital securities to which the guarantee relates.

The manner of obtaining the necessary approvals to amend a guarantee are the same as for holders of the capital securities, which are described above under “Description of the Capital Securities—Voting Rights; Amendment of the Trust Agreement.”

Assignment

All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related capital securities and common securities then outstanding.

Events of Default and Remedies

An event of default under a guarantee will occur upon our failure to (1) make any of our payments under the guarantee agreement or (2) perform any of our other obligations under the guarantee agreement for 90 days after notice of the failure.

The holders of not less than a majority in total liquidation amount of the capital securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce a guarantee, then any holder of the corresponding series of capital securities may institute a legal proceeding directly against us to enforce its rights under that guarantee, without first instituting a legal proceeding against the applicable issuer that issued the capital securities, the guarantee trustee or any other person or entity.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in the performance of a guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of capital or common securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by that action.

Termination of the Guarantees

Each guarantee will terminate upon any of the following events:

•	the full payment of the redemption price of all capital securities and common securities of the applicable issuer;

•	the full payment of the amounts payable upon liquidation of the applicable issuer; or

•

the distribution of the junior subordinated debentures held by the applicable issuer to the holders of the capital securities and common securities of the issuer in exchange for all of the capital securities and common securities of the issuer.

Each guarantee will continue to be effective or will be reinstated, if at any time any holder of related capital securities and common securities issued by the applicable issuer is required to restore payment of any sums paid under the applicable capital securities and common securities or the guarantee.

Governing Law

The guarantees will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

The following description of the terms and provisions of our junior subordinated debentures summarizes the general terms that will apply to each series of junior subordinated debentures that will be issued and sold by us on or after the date of this prospectus and purchased by the applicable issuer in connection with the corresponding series of capital securities. This description is not complete, and we refer you to the indenture and the form of the junior subordinated debentures, forms of which we filed as exhibits to the registration statement of which this prospectus is a part.

Unless otherwise specified in the applicable prospectus supplement, each time an issuer issues a series of capital securities, we will issue a new series of junior subordinated debentures. Each series of junior subordinated debentures will be issued under an indenture between us and The Bank of New York, as indenture trustee, as supplemented from time to time by one or more supplemental indentures. There is no limit on the aggregate principal amount of junior subordinated debentures we may issue, and we may issue the junior subordinated debentures from time to time in one or more series under a supplemental indenture or pursuant to a resolution of our Board of Directors.

Unless the applicable prospectus supplement states otherwise, we will issue each new series of junior subordinated debentures in a total principal amount equal to the total liquidation amount of the capital securities and common securities that the applicable issuer issues. The issuer will use the proceeds of the issuance and sale of the capital securities and common securities to purchase the corresponding junior subordinated debentures from us. Unless the applicable prospectus supplement states otherwise, the interest payment provisions of the junior subordinated debentures will correspond to the distribution provisions of the corresponding series of capital securities.

Unless the applicable prospectus supplement states otherwise, each series of junior subordinated debentures issued on or after the date of this prospectus will have the same rank as all other series of junior subordinated debentures issued under the indenture on or after that date. However, because the subordination provisions and events of default applicable to junior subordinated debentures issued prior to the date of this prospectus differed in a number of respects from the subordination provisions and events of default applicable to junior subordinated debentures that will be issued on or after the date of this prospectus, it is possible that holders of capital securities issued on or after the date of this prospectus may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of junior subordinated debentures than holders of other series of capital securities issued by similar issuers holding junior subordinated debentures issued prior to the date of this prospectus. Unless the applicable prospectus supplement states otherwise, the indenture does not limit the incurrence or issuance of other secured or unsecured debt, including senior debt, as defined below, whether under the indenture, any existing indenture, or any other indenture which we may enter into in the future.

Specific Terms of Each Series

The prospectus supplement describing the particular series of junior subordinated debentures being issued will specify the particular terms of those junior subordinated debentures. These terms may include:

•

the title of the junior subordinated debentures, including CUSIP numbers, of the series (which shall distinguish the junior subordinated debentures of the series from all other junior subordinated debentures);

•	the indenture trustee for the junior subordinated debentures of the series;

•

any limit upon the aggregate principal amount of the junior subordinated debentures of the series which may be authenticated and delivered under the indenture (except for junior subordinated debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other junior subordinated debentures of that series pursuant to the indenture);

•	the date or dates on which the principal or maturity consideration of the junior subordinated debentures of the series is payable or deliverable;

•

the rate or rates, or the method to be used in ascertaining the rate or rates, at which the junior subordinated debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or deliverable, the regular record date for the interest payable or deliverable on any interest payment date and the terms, if any, of any option to defer payment of interest;

•	the place or places where the principal of (and premium, if any), maturity consideration and interest, if any, on junior subordinated debentures of the series shall be payable or deliverable;

•

the office or offices or agency where the registered junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the junior subordinated debentures of such series may be made;

•

the period or periods within which, the price, prices or maturity consideration at which and the terms and conditions upon which junior subordinated debentures of the series may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem or purchase junior subordinated debentures of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which, junior subordinated debentures of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which junior subordinated debentures of the series shall be issuable;

•

(A) the currency of denomination of the junior subordinated debentures of the series, which may be in U.S. dollars or any foreign currency, (B) if such currency of denomination of such series is a composite currency other than the Euro, the agency or organization, if any, responsible for overseeing such composite currency and (C) if such junior subordinated debentures are denominated in a foreign currency, the financial center relative to such foreign currency;

•

the designation of the currency or currencies in which payment of the principal of (and premium, if any) and interest on the junior subordinated debentures of the series will be made (which shall be either U.S. dollars or the foreign currency in which such junior subordinated debenture is denominated), and if in U.S. dollars on a junior subordinated debenture denominated in a foreign currency, whether the holders thereof may elect to have such payments made in such foreign currency;

•

if the junior subordinated debentures of the series are to be denominated in a foreign currency, the designation of an exchange rate agent for purposes of determining the amounts payable or deliverable with respect to such junior subordinated debentures in U.S. dollars or a foreign currency and exchanging a foreign currency into U.S. dollars or U.S. dollars into a foreign currency, as the case may be;

•

if other than the principal amount thereof, the portion of the principal amount of junior subordinated debentures of the series which shall be payable or deliverable upon declaration of acceleration of the maturity thereof;

•

if the amount of payments of principal of (and premium, if any), maturity consideration or interest, if any, on junior subordinated debentures of the series may be determined with reference to an index based on a coin or currency other than that in which the junior subordinated debentures are to be payable or deliverable, the method or methods by which such amounts shall be determined;

•

the extent to which any of the junior subordinated debentures will be issuable in temporary or permanent global form, and the manner in which any interest payable or deliverable on a temporary or permanent global junior subordinated debenture shall be paid or delivered;

•

any addition to or modification or deletion of any event of default, default or of our covenants with respect to the junior subordinated debentures of the series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

•	any covenants solely for the benefit of the junior subordinated debentures of the series;

•	the appointment of any paying agent or agents for the junior subordinated debentures of the series;

•

whether, and the terms and conditions relating to when we may satisfy all or part of its obligations with regard to payment or delivery upon maturity, or any redemption or required repurchase or in connection with any exchange provisions, or any interest payment, by paying or delivering maturity consideration to the holders of the junior subordinated debentures;

•	any restrictions on transfer of the junior subordinated debentures of the series;

•	any additional obligation of ours to be included as senior debt;

•	any other terms of the series (which shall not be inconsistent with the provisions of the indenture);

•	any legends to be placed on the junior subordinated debentures of the series;

•	whether the junior subordinated debentures of the series may be issued in registered form, bearer form or a combination;

•

whether junior subordinated debentures shall vote and consent together with other junior subordinated debentures as a single class and/or shall constitute a single series with other junior subordinated debentures;

•	whether the junior subordinated debentures are subject to the additional provisions relating to book-entry securities and transfers in certain situations; and

•

the relative degree, if any, to which the junior subordinated debentures of the series shall be senior to or be subordinated to other series of junior subordinated debentures in right of payment, whether such other series of junior subordinated debentures are outstanding or not.

Subordination

Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all our existing and future senior debt, as defined in the indenture with respect to that series.

Under the indenture, we may not make any payment on the junior subordinated debentures if:

•	we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all senior debt; or

•	there shall exist any event of default on any senior debt that permits the holders thereof to accelerate such senior debt.

Upon our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior debt in full before any payments may be made on the junior subordinated debentures. Additionally, in the event of the acceleration of the maturity of any series of junior subordinated debentures, the holders of our senior debt will be entitled to receive payment in full of any amounts due on our senior debt before the holders of any junior subordinated debentures will be entitled to any payment.

Unless otherwise stated in the applicable prospectus supplement, with respect to each series of junior subordinated debentures issued by use of this prospectus, “senior debt” is defined in the indenture to mean all of our obligations, whether outstanding on the date of the execution of the indenture or thereafter created, assumed or incurred, to make payment or delivery pursuant to the terms of (i) our indebtedness for money borrowed, other than (a) the junior subordinated debentures and (b) any debt which, pursuant to the instrument creating that debt, is not superior in right of payment to the junior subordinated debentures, or other debt that has the same rank as or ranking junior to the junior subordinated debentures, (ii) financial instruments such as (a) securities contracts and foreign currency exchange contracts, (b) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, interest rate agreements, commodity contracts or options, and (c) in the case of (ii)(a) and (ii)(b) above, similar financial instruments, and (iii) any deferrals, renewals or extensions of any such senior debt. The term “indebtedness for money borrowed” as used in the foregoing sentence shall include, without limitation, any obligation of ours, or any obligation guaranteed by us, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of ours for the payment of the purchase price of property or assets (excluding trade accounts payable or accrued liabilities in the ordinary course of business). Senior debt may also include other obligations of ours to the extent specifically provided in the terms of a series of junior subordinated debentures established pursuant to the indenture.

Certain series of junior subordinated debentures may be subject to supplemental indentures that alter the definitions of debt and senior debt described above. Because the definitions of debt and senior debt applicable to some of the series of junior subordinated debentures issued prior to the date of this prospectus differed in a number of respects from the definitions applicable to junior subordinated debentures that will be issued on or after the date of this prospectus, it is possible that holders of capital securities issued on or after the date of this prospectus may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of junior subordinated debentures than holders of other series of capital securities issued by similar issuers holding junior subordinated debentures issued prior to the date of this prospectus.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of that subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary, except to the extent that we are recognized, and receive payment, as a creditor of those subsidiaries.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right to defer interest payments on the junior subordinated debentures from time to time during the term of any series of junior subordinated debentures for up to the number of consecutive interest payment periods that may be specified in the applicable prospectus supplement, but the deferral of interest payments cannot extend beyond the maturity date of the series of junior subordinated debentures.

Modification of Indenture

We and the indenture trustee, with the consent of the holders of not less than a majority in principal amount of the junior subordinated debentures of each series that are affected by the modification, may modify the indenture or any supplemental indenture affecting that series or the rights of the holders of that series of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

•	change the stated maturity date of the principal of, or any installment of principal or interest on, the junior subordinated debentures;

•	reduce the principal amount of, or the rate of interest on, the junior subordinated debentures;

•	modify the method for calculating interest on the junior subordinated debentures;

•	reduce the amount of the principal of an original issue discount junior subordinated debenture that would be due and payable or deliverable upon a declaration of acceleration of its maturity;

•	change the place or currency of payment of principal or interest on the junior subordinated debentures;

•	impair the right to institute suit for the enforcement of any payment of delivery on or with respect to the junior subordinated debentures;

•

reduce the percentage in principal amount of junior subordinated debentures, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture or of certain defaults thereunder;

•	modify our obligation to maintain an office or agency according to the indenture;

•	make any change relating to the subordination of the junior subordinated debentures in a manner adverse to holders of those junior subordinated debentures; or

•

make any change relating to the subordination of the junior subordinated debentures in a manner adverse to holders of senior debt, unless the holders of senior debt consent to that change under the terms of that senior debt.

We and the indenture trustee may, without the consent of any holder of junior subordinated debentures, amend and modify the indenture for any of the following purposes:

•	to evidence the succession of another person to us, and the assumption by any such successor of our covenants under the indenture and in the junior subordinated debentures;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor indenture trustee with respect to the junior subordinated debentures and to add to or change the provisions of the indenture to facilitate the administration of the trusts by more than one indenture trustee;

•	to add to our covenants for the benefit of the holders of all of the junior subordinated debentures, or to surrender any rights or powers conferred on us under the indenture;

•

to cure any ambiguity, to correct or supplement any provision in the indenture which maybe inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, so long as the interests of holders of junior subordinated debentures are not adversely affected in any material respect;

•	to add any additional defaults or events of default with respect to the junior subordinated debentures;

•

to add to or change any of the provisions of the indenture, so long as any such addition or change does not adversely affect the interests of the holders of junior subordinated debentures in any material respect;

•

to change or eliminate any of the provisions of the indenture, so long as any such change or elimination will become effective only when there is no outstanding junior subordinated debenture adversely affected in any material respect by such change in or elimination;

•	to establish the form or terms of a junior subordinated debenture or any series as permitted by the indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee securing the junior subordinated debentures; or

•	to provide for conversion rights of the holders of the junior subordinated debentures to enable those holders to convert the junior subordinated debentures into our other securities.

With respect to junior subordinated debentures held by an issuer, so long as the corresponding series of capital securities issued by that issuer remains outstanding, without the consent of the holders of at least a majority of the aggregate liquidation amount of those capital securities:

•	no modification of the indenture can be made that adversely affects holders of those capital securities in any material respect;

•	no termination of the indenture may occur; and

•	no waiver of any default or of compliance with any covenant under the indenture will be effective.

Events of Default

The indenture provides that any one or more of the following events with respect to the junior subordinated debentures of any series that has occurred and is continuing constitutes an event of default with respect to that series:

•	certain events of bankruptcy or reorganization involving us; or

•	any other event of default provided with respect to junior subordinated debentures of that series in the applicable supplemental indenture or otherwise.

If an event of default with respect to any series of junior subordinated debentures for which there are junior subordinated debentures outstanding occurs and is continuing, then, and in every such case, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, if such junior subordinated debentures are not payable at maturity for a fixed principal amount, 25% of the aggregate issue price of the outstanding junior subordinated debentures of such series may declare the principal amount or maturity consideration of all of the junior subordinated debentures of such series (or, if the junior subordinated debentures of that series are original issue discount junior subordinated debentures, such portion of the principal amount as may be specified in the terms of that series) to be immediately due and payable or deliverable, by a notice in writing to us (and to the indenture trustee if given by holders), and upon any such declaration the same shall become immediately due and payable or deliverable. If an event of default under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs with respect to a series of junior subordinated debentures, the principal of and accrued interest on the junior subordinated debentures of that series will automatically, and without any declaration or other action on the part of the debenture trustee or any holder of that series of junior subordinated debentures, become immediately due and payable. In case of any other event of default, there is no right to declare the principal amount of the junior subordinated indentures immediately payable.

In cases specified in the indenture, the holders of a majority in principal amount of junior subordinated debentures of a particular series may, on behalf of all holders of that series, waive any default regarding that series, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder. If the holders of the junior subordinated debentures fail to waive that default, the holders of a majority in aggregate liquidation amount of the related capital securities will have that right.

The holders of a majority of the aggregate outstanding principal amount of the junior subordinated debentures of a particular series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to that series.

Certain series of the junior subordinated debentures may be subject to supplemental indentures that alter the events of default described above, or that alter the circumstances under which an event of default may give rise to acceleration of such series of junior subordinated debentures. Such modified events of default or acceleration provisions will be described in the prospectus supplement applicable to such series of junior subordinated debentures.

Enforcement of Rights by Holders of Capital Securities

If an event of default occurs under the indenture and that event is attributable to our failure to pay interest, premium, if any, or principal on the junior subordinated debentures on the applicable due date, then if the junior subordinated debentures are held by an issuer, a holder of the related capital securities may institute a legal proceeding directly against us for enforcement of payment on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the capital securities of that holder.

Limitation on Consolidation, Merger and Sales of Assets

We will not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any person, unless:

•

the person formed by such consolidation or into which we merge or the entity which acquires by conveyance or transfer or which leases our properties and assets substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the due and punctual payment or delivery of the principal of (and premium, if any) maturity consideration and interest on all securities authenticated and delivered under the indenture (including the junior subordinated debentures) and the performance of every covenant of the indenture to be performed or observed by us;

•

immediately after giving effect to such transaction, no default (as defined in the indenture), and no event which, after notice or lapse of time, or both, would become a default, shall have happened and be continuing; and

•

we have delivered to the indenture trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the indenture and that all conditions precedent provided in the indenture relating to the transaction have been complied with.

Satisfaction and Discharge

The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when:

(i) either (a) all securities authenticated and delivered under the indenture (including the junior subordinated debentures) prior to such satisfaction and discharge have been delivered to the indenture trustee for cancellation; or (b) all securities authenticated and delivered under the indenture (including the junior subordinated debentures) not previously delivered to the indenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangement satisfactory to the indenture trustee;

and, in each case, we have deposited with the indenture trustee funds sufficient to pay and discharge the entire indebtedness on such securities and coupons of the relevant series not theretofore delivered to the indenture trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of securities which have become due and payable), or to the stated maturity or redemption date, as the case may be;

(ii) we have paid or caused to be paid all other sums payable under the indenture by us; and

(iii) we have delivered to the indenture trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Trust Expenses

Under the indenture, we have agreed to pay, as borrower, all costs, expenses, debts and other obligations of each issuer, except those incurred in connection with the capital securities. In addition, we have agreed to pay all taxes and tax-related costs and expenses of each issuer, except United States withholding taxes.

Information Regarding the Indenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under the indenture, has undertaken to perform only the duties that are specifically set forth in the indenture. The indenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties under the indenture, or in the exercise of any of its rights or powers, if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

The indenture is governed by and construed in accordance with the laws of the State of New York.

CERTAIN ERISA MATTERS

Each fiduciary of any of the following, which we collectively refer to as “Plans”:

•	an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”),

•

a plan described in Section 4975(e)(1) of the Internal Revenue Code (the “Code”) (including an individual retirement account and a Keogh plan) or a plan subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and

•	any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in that entity,

should consider the fiduciary standards and the prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan’s particular circumstances before authorizing an investment in the capital securities. Among other factors, the fiduciary should consider whether the investment would satisfy the applicable prudence and diversification requirements of ERISA or any Similar Law and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”). A violation of these “prohibited transaction” rules may result in an excise tax, penalty or other liability under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory or administrative exemption. In the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax exempt status, unless exemptive relief is available. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Under ERISA and a regulation issued by the U.S. Department of Labor, which we refer to as the “plan assets regulation,” the assets of the applicable issuer would be deemed to be “plan assets” of an ERISA Plan for purposes of ERISA and Section 4975 of the Code if “plan assets” of the ERISA Plan were used to acquire an equity interest in the applicable issuer and no exception were applicable under the plan assets regulation. The plan assets regulation defines an “equity interest” as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and specifically includes a beneficial interest in a trust.

Under exceptions contained in the plan assets regulation, the assets of the applicable issuer would not be deemed to be “plan assets” of investing ERISA Plans if:

•

immediately after the most recent acquisition of an equity interest in the applicable issuer, less than 25% of the value of each class of equity interests in the applicable issuer were held by “benefit plan investors”, within the meaning of Section 3(42) of ERISA and entities whose underlying assets are deemed to include “plan assets” under ERISA; or

•

the capital securities are “publicly-offered securities” for purposes of the plan assets regulation. “Publicly-offered securities” are securities which are widely held, freely transferable, and either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (ii) sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then timely registered under the Securities Exchange Act of 1934.

We cannot assure that benefit plan investors will hold less than 25% of the total value of the capital securities at the completion of the initial offering or thereafter, and we do not intend to monitor or take any other measures to assure satisfaction of the conditions to this exception. We expect that certain series of capital securities will be offered in a manner consistent with the requirements of the publicly-offered securities exception described above; however, we cannot assure that the capital securities would be considered to be publicly-offered securities under the plan assets regulation.

Certain transactions involving the applicable issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and/or Section 4975 of the Code with respect to an ERISA Plan if the capital securities were acquired with “plan assets” of the ERISA Plan and the assets of the applicable issuer were deemed to be “plan assets” of Plans investing in the applicable issuer. For example, if we were a Party in Interest with respect to an ERISA Plan, either directly or by reason of our ownership of our bank subsidiaries, extensions of credit between us and the applicable issuer, including the junior subordinated debentures and the guarantees, would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption. In addition, if we were considered to be a fiduciary with respect to the applicable issuer as a result of certain powers we hold (such as our powers to remove and replace the property trustee and the administrative trustees), it is possible that the optional redemption of the junior subordinated debentures would be considered to be a prohibited transaction under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid these prohibited transactions, each benefit plan investor, by purchasing capital securities, will be deemed to have directed the applicable issuer to invest in the junior subordinated debentures and to have appointed the property trustee.

The Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the purchase or holding of the capital securities. Those class exemptions are:

•	PTCE 96-23 (for eligible transactions determined by in-house asset managers);

•	PTCE 95-60 (for eligible transactions involving insurance company general accounts);

•	PTCE 91-38 (for eligible transactions involving bank collective investment funds);

•	PTCE 90-1 (for eligible transactions involving insurance company pooled separate accounts); and

•	PTCE 84-14 (for eligible transactions determined by independent qualified professional asset managers).

These class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with an ERISA Plan’s investment in the capital securities. Because the capital securities may be deemed to be equity interests in the applicable issuer for purposes of applying ERISA and Section 4975 of the Code, the capital securities may not be purchased or held by any ERISA Plan or any person investing “plan assets” of any ERISA Plan, unless the purchase and holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

By directly or indirectly purchasing or holding capital securities or any interest in them you will be deemed to have represented that either:

•	you are not a Plan and are not purchasing the securities on behalf of or with “plan assets” of any Plan; or

•

your purchase and holding of capital securities will not violate any applicable Similar Laws and either (i) will not result in a prohibited transaction under ERISA or the Code, or (ii) if it could result in such a prohibited transaction, it satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

If a purchaser or holder of the capital securities that is an ERISA Plan elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, we and the applicable issuer may require a satisfactory opinion of counsel or other evidence of the availability of that exemption.

Due to the complexity of the above rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any ERISA Plan consult with their counsel regarding the potential consequences if the assets of the applicable issuer were deemed to be “plan assets” and regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption. In addition, fiduciaries of Plans not subject to Title I of ERISA or Section 4975 of the Code, in consultation with their advisors, should consider the impact of their respective applicable Similar Laws on their investment in capital securities, and the considerations discussed above, to the extent applicable.

PLAN OF DISTRIBUTION

Any of the issuers may sell the capital securities being offered by use of this prospectus and an applicable prospectus supplement:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

If any of the issuers utilizes underwriters in an offering of capital securities using this prospectus, we and the applicable issuer will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to various conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased. Underwriters may sell those securities to or through dealers. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time. If any of the issuers utilizes underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

If any of the issuers utilizes a dealer in an offering of securities using this prospectus, the relevant issuer will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

Any of the issuers may also use this prospectus to offer and sell securities through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of appointment.

Any of the issuers may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriters, dealers or agents participating in a distribution of capital securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from an issuer or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Under agreements that we and the applicable issuer may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us and the applicable issuer against some types of liabilities, including liabilities under the Securities Act, or to reimbursement for some types of expenses.

Underwriters, dealers, agents or their affiliates may engage in transactions with, or perform services for, us or any of the issuers or our or their affiliates in the ordinary course of business.

Offerings of capital securities will be conducted in compliance with Rule 2810 of the Conduct Rules of the NASD, as applicable. For any offering not listed on an exchange or Nasdaq, under Rule 2810, an NASD member or person associated with an NASD member shall have reasonable grounds to believe, on the basis of information obtained from an offeree concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that (a) the offeree is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in this prospectus, including the tax benefits, if any, (b) the offeree has a fair market net worth sufficient to sustain the risks inherent in the capital securities, including loss of investment and lack of liquidity and (c) the capital securities are otherwise suitable for the offeree.

Our direct or indirect wholly-owned subsidiaries may use this prospectus and the applicable prospectus supplement in connection with offers and sales of capital securities in the secondary market. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Any of the issuers may also use this prospectus to solicit offers to purchase securities directly. Except as set forth in the applicable prospectus supplement, none of any issuer’s administrative trustees nor any of our directors, officers, or employees nor those of our bank subsidiaries will solicit or receive a commission in connection with these direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, the validity of those securities, other than capital securities, will be passed upon for Susquehanna by Morgan, Lewis & Bockius LLP, legal counsel to Susquehanna, or one of Susquehanna’s lawyers named in the applicable prospectus supplement. The validity of the capital securities will be passed upon for the issuers by special Delaware counsel.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting) of Susquehanna Bancshares, Inc. incorporated in this prospectus by reference to Susquehanna’s Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in management’s report on internal control over financial reporting) of Community Banks, Inc. as of December 31, 2006 and for each of the years in the two year period ended December 31, 2006 incorporated in this prospectus by reference to Susquehanna’s Current Report on Form 8-K filed November 6, 2007 have been so incorporated in reliance on the report of Beard Miller Company LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

4,400,000 Capital Securities

9.375% Capital Securities, Series I

PROSPECTUS

December 5, 2007

Wachovia Securities	Morgan Stanley	JPMorgan